ILLINOIS CREEK PROJECT


                      MINE SERVICES AND EARTHWORKS CONTRACT

                                      C-300




                                    SECTION I




                     INSTRUCTION AND INFORMATION FOR BIDDERS

                             ILLINOIS CREEK PROJECT

                 MINE SERVICES AND EARTHWORKS CONTRACT C-300




SECTION I
INSTRUCTION AND INFORMATION FOR BIDDERS


Table of Contents




SECTION  TITLE                                                    PAGE NO.




1.0  BIDDERS RESPONSIBILITY ON RECEIPT OF DOCUMENTS                          3


2.0  ADDENDA                                                                 3


3.0  BIDS                                                                    3


4.0  SITE INSPECTION                                                         3


5.0  PLANT SITE DATA                                                         4


6.0   BIDDERS QUALIFICATION                                                  4


7.0   SELECTION OF THE CONTRACTOR                                            5


8.0   PERFORMANCE GUARANTEE                                                  5


9.0   ATTACHMENTS                                                            5



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1.0  BIDDER'S RESPONSIBILITY ON RECEIPT OF DOCUMENTS

     1.1 The letter of Invitation to Bid will list the Contract documents enclosed therewith. It is the responsibility of the Bidder to verify immediately upon receipt of the Invitation to Bid that the documents listed therein are in fact furnished as represented and carry the revision number or letter shown in the referring document.

     1.2 If it is discovered by the Bidder that a document or an attachment thereto is not enclosed or is not furnished in the same revision form as represented by the Invitation to Bid or the referring contract document, Bidder shall immediately notify USMX, Inc. ("Owner") in writing.

     1.3 Promptly upon determination of receipt of all enclosures, Bidder shall acknowledge receipt of all bid documents.

2.0  ADDENDA

     Owner may amend the documents issued with the Invitation to Bid at any time prior to the closing time set therein for receipt of bids. Such revisions, if any, will be made by an addendum issued in identical form to each Bidder.

3.0  BIDS

     3.1 Bids must be submitted in accordance with the Form of Proposal furnished with this Invitation. Bids shall bear the official company name and business address to be used in execution of the Contract Agreement and shall be signed by a person duly authorized to bind the corporation, partnership or other entity as named therein under "Company Legal Status". The original and all copies of the Bid must be identically signed.

     3.2 Owner reserves the right to reject any or all Bids, including, but without limitation, those which are incomplete, obscure, irregular, have errors or omissions, or, for technical or commercial reasons are considered nonresponsive to the intent of the Contract Documents.

     3.3 Bids shall be submitted in the number of copies requested in the Invitation to Bid and be addressed as directed therein. Bids received will be privately opened. Bids received after the date specified in the Invitation to Bid may be returned to the Bidder unopened.

4.0  SITE INSPECTION

     4.1 Each Bidder may and is encouraged to visit the jobsite and fully inform itself of all existing and potential conditions which may affect the costs of mobilization of manpower, materials and supplies, and of performance of the Work.

     4.2 The site inspection should be preceded and/or by a complete review of the General Terms and Conditions and other contract documentation with particular attention to shipping, storage, safety regulations, insurance requirements and scheduled performance of the Work.

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     4.3  Arrangements for site visits must be made through the Owner.

5.0  PLANT SITE DATA

     The plant site data for this project are summarized below:

 Site Location: The Illinois Creek project is located in the western interior of Alaska at a latitude of 64 degrees03 north and longitude 157.50 west. The project lies 57 miles southwest of Galena and 320 miles to the west and northwest of Fairbanks and Anchorage, respectively. The work will be limited to those areas contained within the preliminary millsite boundary as shown on Figure 1 which is titled Millsite Permit Boundary , Revision B , dated November 21, 1995.

               Item                       From                 To

             Elevation:                   200 FT(msl)     <1000 FT (msl)
             Temperature
              -Average Summer             31 1 F            54 9 F
              -Average Winter              4.7 F            18 9 F
              -Report Extremes            -75 F             92   F
             Annual Precipitation        25 IN AVG       30 IN MAX
             Annual Snow Pack            24 IN AVG       69 IN MAX
             Annual Evaporation          20 IN AVG       N/A


     For more information please see the following documents:

        USMX, INC., 1994 Year End Report, Illinois Creek Project, Alaska . It is dated, December 15, 1994. Section 2.0

        SRK, Inc., Illinois Creek Draft Heap Leach Design Report . It is dated November 1995. Section 3.0.

6.0  BIDDERS QUALIFICATION

     6.1 Owner reserves the right to request from Bidder at any time prior to award of the Contract, any information considered necessary to further ensure that the Bidder is adequately prepared and able to fulfill the Contract. Such information may include past performance records, lists of available key personnel, inventory of construction equipment, descriptions of completed contracts, contracts to be performed simultaneously with the contract, financial statements or any other data pertinent to the selection and approval of a contractor to perform the Work.

     6.2 The successful Bidder must, prior to award of the Contract, be duly qualified as required by government authorities to do business in the State of locality of the Project.

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     7.0  SELECTION OF THE CONTRACTOR

     7.1 As soon as possible after the closing date set to receive bids, Owner will select a contractor on the basis of price, organization, availability of construction equipment, financial resources, qualifications, construction capabilities, completion dependability, experience, and such other factors as the Owner in its judgment considers are to the best interest of the Project.

     7.2 Commercial terms will always be a major consideration in the evaluation of bids received. However, the lowest bid price will not necessarily be the deciding factor in selection of a contractor to perform the Work.

8.0  PERFORMANCE GUARANTEE

     Owner may at any time prior to award of the Contract request a performance and material payment bond, in which case award of the Contract will be contingent upon the Bidder's ability to obtain same.

     Cost of bond, if required, will be borne by the Owner as an added contract expense.

9.0  ATTACHMENTS

     The following documents contained in the Illinois Creek General Attachments
     are made part of this Section of the Contract   namely, Section I -
     Instruction and Information for Bidders:

     9.1 USMX, INC., 1994 Year End Report, Illinois Creek Project, Alaska . It is dated December 15, 1994.

     9.2 SRK, Inc., Illinois Creek Heap Leach Design Report . It is dated November 1995.

     9.3 USMX, INC., Figure 1, Revision B titled, Millsite Permit Boundary , November 21, 1995.

              ILLINOIS CREEK PROJECT


        MINE SERVICES AND EARTHWORKS CONTRACT

                        C-300



                        SECTION II





GENERAL TERMS AND CONDITIONS





ILLINOIS CREEK PROJECT
MINE SERVICES AND EARTHWORKS CONTRACT  C-300
SECTION II
GENERAL TERMS AND CONDITIONS

Table of Contents
SECTION  TITLE                                            PAGE NO.

 1.0     DEFINITIONS                                       3
 2.0     CONTRACT DOCUMENTS                                5
 3.0     CONTRACT TYPES                                    6
 4.0     CONTRACTUAL RELATIONSHIP                          6
 5.0     DESIGNATION OF REPRESENTATIVES                    6
 6.0     OWNER'S RESPONSIBILITY                            6
 7.0     NONWAIVER OF DEFAULTS                             7
 8.0     NOTICE TO PROCEED                                 7
 9.0     CONTRACTOR'S RESPONSIBILITY                       7
10.0     INSPECTION, FITTING, CHANGES BY CONTRACTOR        8
11.0     SITE AND WORKING CONDITIONS                       8
12.0     COMPLIANCE WITH LAW, PERMITS AND REGULATIONS      8
13.0     INSPECTION AND REJECTION OF MATERIALS AND
         WORKMANSHIP                                       9
14.0     CLAIMS, ASSIGNMENTS, GARNISHMENT AND
         ATTACHMENTS                                       9
15.0     SUBCONTRACTS                                     10
16.0     DRAWINGS PREPARED BY THE OWNER                   10
17.0     CHANGED AND EXTRA WORK                           11
18.0     CONTRACT TIME AND COMPLETION OF THE WORK         11
19.0     CORRECTION OF DEFECTIVE WORK                     12
20.0     DELAYS                                           12
21.0     FORCE MAJEURE                                    13
22.0     SUSPENSION OR TERMINATION OF CONVENIENCE         13
23.0     TERMINATION FOR CAUSE                            14
24.0     PATENTS AND SIMILAR RIGHTS                       15
25.0     WARRANTY                                         16
26.0     CONTRACT PAYMENTS                                16
27.0     WORK AUTHORIZATION                               17
28.0     CONTRACT AMENDMENTS                              17
29.0     BACKCHARGES BY OWNER                             18
30.0     FINAL ACCEPTANCE OF THE WORK                     19
31.0     RELEASE AND WAIVER OF CLAIMS                     19
32.0     COST-REIMBURSABLE WORK-ACCOUNTING AND AUDITING   19
33.0     LOSS OR DAMAGE BY ACTIONS OF OTHERS              20
34.0     DISPUTES                                         20
35.0     NONDISCRIMINATION IN EMPLOYMENT                  21
36.0     SECURITY, IDENTIFICATION AND SECRECY             22
37.0     HYGIENE, FIRST AID AND SAFETY                    23
38.0     TOXIC AND HAZARDOUS MATERIAL CONTROL ACT         24
39.0     TAXES                                            25
40.0     TITLE, ADVANCE PAYMENTS                          25
41.0     OWNER'S REMEDIES FOR DEFAULT OR DEFECTIVE WORK   25
42.0     INSURANCE                                        26
43.0     INDEMNIFICATION                                  28
44.0     GOVERNING LAW                                    28
45.0     GENERAL                                          29
46.0     ATTACHMENTS                                      29

1.0  DEFINITIONS

     1.1 Wherever these words occur in the contract documents, they shall have the following meaning:

               a.   "Owner"

                         USMX, INC.

               b.   "Engineer"

                          USMX, INC.

               c.   "Project"

                              The Illinois Creek project consists
               of an open pit gold/silver mine, valley fill heap leach facilities and related infrastructure. It is located in the western interior of Alaska at latitude 64.03= north and longitude 157.50= west about 57 miles southwest of Galena, Alaska. The Project is described more or less in the report by USMX, INC., A1994 Year End Report, Illinois Creek, Alaska@, December 15, 1994.

               d.   "Site"

                         The lands provided by Owner under, in or
               through which the Work is to be executed or carried out.

               e.   "Work"

                         The Work specified in the Contract
               Agreement and referred to in the Contract
               Documents all inclusively as the "Work".

               f.   "Bidder"

                         The party (or parties) submitting a
               Proposal for executing the Work.

               g.   "Proposal" or ("Bid")

                         The written offer setting forth the
               price(s) to perform the Work submitted by Bidder to Owner.

               h.   "Contract"

                         The agreement entered into between Owner
               and Contractor including all of the documents listed under Section 2.0 hereof, and others, if any, listed in the Contract Agreement or in a subsequent Contract Amendment signed by Owner and Contractor.

               i.   "Contract Agreement"

                         The principal document of the Contract,
               signed by Owner and Contractor, that specifies the scope of the Work, schedule for the Work and the total Contract Price.

               j.   "Contractor"

                         The party (or parties) with whom Owner
               has executed a Contract Agreement for the Work.

               k.   "Subcontractor"

                         The party which with the prior written
               approval of the Owner has executed a subcontract with Contractor for any part of the Work.

               l.   "Contract Price"

                         The total amount ("estimated" or "fixed
               lump sum") stipulated in the Contract Agreement subject to such additions or deductions as may be made under the terms and conditions of the Contract.

               m.   "Contract Unit Price(s)"

                         The fixed unit price(s) or rate(s)
               established by the Proposal which, initially, is applied to estimated measurements of volume, time or other units of performance to establish an estimated total Contract Price, and ultimately, to actual measurements to establish a final total Contract Price.

               n.   "Contract Amendment"

                         The document signed by Contractor and
               Owner to amend the original Contract to provide for changed or extra work and, accordingly, increase or decrease the Contract Price.

               o.   "Specifications" and "Drawings"

                         Those specifications or drawings of a
               technical and/or a contractual nature referred to in the Contract.

               p.   "Mechanical Acceptance"

                         Any operable unit of equipment or
               separable portion of the Work will be considered to have attained mechanical acceptance when it has been declared by Owner to be mechanically operative to the extent that all deficiencies which can be determined prior to the introduction of raw materials have been corrected by the Contractor.

               q.   "Final Acceptance"

                         Written final acceptance of the Work
               will be issued by the Owner following final inspection, mechanical acceptance and 100% completion of the Work.

                    r.   "Contract Documents"

                         The documents identified in Section 2.1
               of the General Terms and Conditions.

                    s.   "Notice to Proceed"

                         The written notice of Owner to
               Contractor to commence the Work.

2.0  CONTRACT DOCUMENTS

          2.1 The Contract Documents which comprise the entire agreement between Owner and Contractor concerning the Work consist of the following:

               2.1.1     Invitation to Bid more fully described
          in Section 46;

               2.1.2     Section I - Instructions and Information
                          for Bidders included with Invitation to Bid;

               2.1.3     Section II - General Terms and
                         Conditions,Rev. 2/29/96;

               2.1.4     Section III - Contract Specification,
                          Rev.2/29/96;

               2.1.5     Section IV - Form of Proposal included
                        with Invitation to Bid;

               2.1.6     Section V - Contract Agreement, Rev.
                         2/29/96;

                    2.1.7     Contractor's Proposal dated
                              December 27, 1995, as modified by Attachments described in Section 46;

               2.1.8     Contract Amendments (as required),

               2.1.9     Drawings, specifications and other
               documents referred to as "Attachments" in any of the above, provided that in the event of any conflict among the Attachments (the "Attachments), the Attachment bearing the latest date shall prevail; and

               2.1.10    Notice of Award dated January 19, 1996.

          2.2 The Contract Documents are intended to describe all obligations of Contractor and Owner, and the responsibilities and authority of the Owner, and are intended to be correlative and complementary. Any work required by one document and not mentioned in another shall be executed as though required by all documents. Should there be any conflict among any of the above documents and the Contract Agreement, the Sections I through V of the Contract Agreement will prevail over the other document; provided, however, that with respect to matters in Section III - Contract Specifications, the provisions of the Attachments shall prevail , and with respect to matters in Attachment A and Addendum A to Schedule II - General Terms and Conditions, Attachment A and Addendum A shall prevail.

     2.3 Questions by Contractor regarding any of the documents shall be referred to the Owner.

          2.4  Contractor shall, immediately on discovery, notify
          Owner in writing of any apparent errors or discrepancies in the Contract Documents. Owner will not accept later excuses or claims based on alleged errors not clarified in due time.

3.0  CONTRACT TYPES

          3.1 Depending upon the nature of the services to be contracted for and/or the status of design and engineering at the time of award, a contract will fall into one of the following categories (for purposes of Contract Price and payment method):

               a.   Fixed Lump Sum(s)... (with a fixed total
                    Contract Price)

                    b.   Fixed Unit Price(s)... (with an
               estimated total Contract Price) with provision to convert to Fixed Lump Sum when quantities are defined.

                    c.   A combination of Fixed Lump Sum(s) and
               Fixed Unit Price(s)... (with an estimated total
               Contract Price)

          3.2 The Contract Documents will identify the contract type and furnish payment terms and conditions for the specific type of contract to be employed in the Work.


4.0  CONTRACTUAL RELATIONSHIP

          4.1 In performance of the Contract, Contractor is and shall operate as an independent contractor.

          4.2 Nothing contained herein shall be construed as constituting any other relationship with Owner, nor shall it be construed as creating any relationship whatsoever between Owner and Contractor's employees. Contractor has sole authority and responsibility to employ, discharge and otherwise control its employees, and neither Contractor nor any of its employees are or shall be deemed to be employees of Owner. Contractor shall accept complete responsibility as a principal for its agents and subcontractors.

5.0  DESIGNATION OF REPRESENTATIVES

          5.1 Contractor shall designate in writing a competent representative(s) who, on behalf of the Contractor, will have complete charge and responsibility for the Work.

          5.2 The representatives of a party may be changed at any time by notice given by that party to the other in accordance with the NOTICES Section of the Contract Agreement. The representatives designated from time to time shall be available at all reasonable times.

6.0  OWNER'S RESPONSIBILITY

          6.1 Owner shall be solely responsible for matters pertaining to the evaluation, inspection, coordination and scheduling of the Work, approval of progress payment and general project management services. Owner shall have the responsibility for pit design, and shall provide to Contractor designated work areas, pit slopes and dimensions, bench heights, and haul road specifications. Owner shall perform all mine layout and surveying. Without diminishing Contractor's performance obligations, quality control, inspection and reporting for items requiring adherence to technical specifications, such as, but not limited to, compaction tests and standards, shall be provided by Owner.



7.0  NONWAIVER OF DEFAULTS

          7.1 Failure by the Owner to, at any time, enforce or require strict compliance with any terms or conditions of the Contract will not constitute a waiver of, or affect, or impair such terms or conditions in any way; nor shall such failure affect the right of Owner to avail itself at any time of such remedies as it may have for any subsequent breach of such terms of conditions by the Contractor.

8.0  NOTICE TO PROCEED

          8.1 Contractor shall not commence the Work until written Notice to Proceed has been received from the Owner. No financial obligations to Contractor will be incurred by Owner under this Contract until Owner issues to Contractor a Notice to Proceed.


9.0  CONTRACTOR=S RESPONSIBILITY

          9.1 Contractor shall furnish all equipment, work, labor and material necessary to carry out the Work and to provide a complete and workmanlike job. Anything mentioned in the specifications and not shown on the drawings or shown on the drawings and not mentioned in the specifications shall be of like effect as if shown and mentioned in both. In case of conflict, the specifications shall govern. In case additional information or other clarifications are necessary, the matter shall be submitted to Owner whose interpretation unless clearly unreasonable shall govern.

          9.2 Contractor agrees to assume responsibility for incorporating in the Work anything which, though not mentioned in the drawings or specifications, could be reasonably inferred by skilled and experienced persons as necessary to accomplish the Work.

          9.3 With the exception of those items and services, if any, which this Contract expressly states will be furnished by others, the supply of any item or service necessary for Contractor's performance is the sole obligation of Contractor including without limitation the following:

               a)   transportation of all personnel, material,
                     and equipment to and within the Work Site;

               b)   prompt unloading, handling, and storage
                    of all material and equipment to be furnished or
                     used by Contractor;

               c)   clean-up and minimization of debris and
                    surplus material;

               d)   provision of utilities and heat;

               e)   weather and other protection for, and
                    make good of damage to Contractor's materials and equipment and the Work until issue by Owner of letter of Final Acceptance.

          9.4 Contractor assumes and is responsible for minimizing or, if possible, avoiding risks incident to the Work including, without limitation, those for which no extension of time is allowed.


10.0 INSPECTION, FITTING, CHANGES BY CONTRACTOR

          10.1 Contractor is responsible for timely inspection of any work at the Site done by others which may affect Work or to which the Work must be joined to ascertain its suitability for use in relation to Contractor's Work and shall immediately advise Owner of any deficiencies therein and Owner shall have a reasonable time to have such deficiencies corrected, if such correction is not the Contractor's responsibility. Contractor is responsible for making such measurements and adjustments to the Work as is required to insure proper fit between the Work and any adjacent or contiguous work.


11.0 SITE AND WORKING CONDITIONS

          11.1 Except as may be otherwise specifically stated in this Contract, Contractor shall be deemed to have inspected, and to have assumed the risk of loss and expense which may arise as a result of conditions at Site including subsurface conditions, which, are or could have been reasonably expected to occur during the course of the Work, and including without limitation, labor conditions at Site and the need to coordinate the Work with that of others. OWNER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER EXPRESSED OR IMPLIED WITH RESPECT TO THE SITE OR THE CONDITION THEREOF OR OF ANY EQUIPMENT OR FACILITY THEREON, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

12.0 COMPLIANCE WITH LAW, PERMITS AND REGULATIONS

          12.1 In performance of the Work, Contractor shall at all times comply with, and shall defend, indemnify and hold Owner, and any affiliates, lessors, partners, joint venturers of Owner and their respective employees, officers, directors, shareholders, agents, representatives, successors and assigns harmless from and against all demands, claims, cost, damage, attorneys fees, settlements and expenses resulting from any actual or claimed violation of any and all laws and any and all rules, regulations and orders of public authority applicable or pursuant hereto whether Federal, State or Local including, but not limited to, safety, building and wiring codes, wages, unemployment compensation, workmen's compensation and social security laws; and Contractor shall file all reports, pay all taxes, fees and charges required by such laws, rules, regulations or orders and shall without reimbursement indemnify Owner and any affiliates, lessors, partners, joint venturers of Owner and their respective employees, officers, directors, shareholders, agents, representatives, successors and assigns against all liabilities and penalties by reason of any failure on the part of Contractor to comply with any such laws, orders, rules and regulations, to the maximum extent permitted by law. Contractor certifies compliance with the "Fair Labor Standards Act of 1938" as amended and all invoices shall so certify.

          12.2 Except as otherwise specified herein, Owner will secure and pay for all permits, licenses and easements for permanent structures and all necessary authorities, permits, licenses, priorities and clearances required to be produced by or in the name of the Owner for prosecution of the Work, provided, however, Contractor shall obtain all necessary contractor's licenses and other permits normally obtained by a contractor in the ordinary course of its business.

13.0 INSPECTION AND REJECTION OF MATERIALS AND WORKMANSHIP

          13.1 The Work, including materials and workmanship, performed is subject to inspection and tests by Owner at any reasonable times, at any and all places where such manufacture or performance is carried out.
          Advance notice of readiness for inspection shall be given as specified in the Contract within the time specified or otherwise not less than two (2) nor more than four (4) working days. Failure to make any inspection or test or to discover any defects or to object thereto shall not prejudice or operate as a release or waiver of the rights of Owner including the right to inspect or reject such Work at a later time, nor shall it release Contractor. Unless otherwise specified herein, Contractor shall furnish, at its expense such facilities as may be necessary for the making of such inspection and tests. Contractor shall bear the expense of uncovering and recovering Work specifically or customarily subject to prior inspection hereunder if such Work is covered without Owner's consent before an inspection is made.

          13.2 If Owner orders the uncovering of Work not specifically subject to prior inspection hereunder or not customarily subject to inspection, Owner shall bear the reasonable direct cost of uncovering and redoing the affected Work unless any defects or non-compliance with the Contract is found, in which case all costs shall be borne by Contractor.

          13.3 Owner reserves the right to expedite at Contractor's expense, Contractor-furnished materials as required to assist Contractor in meeting the specified Contract completion date. Contractor's obligation includes the furnishing of such information and such access to Contractor's or its suppliers facilities as Owner or its designees may require.


14.0 CLAIMS, ASSIGNMENTS, GARNISHMENT AND ATTACHMENTS

          14.1 Contractor shall not assign this Contract or any of its rights or obligations hereunder without the prior written consent of Owner, which consent may be withheld in Owner's sole discretion, and any assignment attempted without such consent shall be void to the extent it can be made so by contract. No assignment shall be attempted without seven (7) days prior actual notice to Owner (and any assignment without such notice is void to the extent it can be made so by contract), as a condition to the effectiveness of any assignment, except as otherwise permitted by law notwithstanding this provision, and in any case, as a condition to the satisfaction of any claim including without limitation any claim with respect to an assignment permitted by law notwithstanding the foregoing prohibition. Owner may require a hold harmless agreement, a full release and indemnity and a bond satisfactory to Owner from Contractor.

          14.2 In any case, including an assignment effective notwithstanding the foregoing prohibition, or in the event of any claim, attachment or garnishment, Owner shall have, in addition to any other rights under this Contract, the right to take one or more of the following actions:

                    a) with such notice, if any, as Owner deems reasonable to make payment to Contractor as exclusive agent of any garnishor, assignee or claimant notwithstanding any such assignment, garnishment or claim;

                    b)   to set off a counterclaim against
               Contractor or its assignee or any garnishor, claimant or entity with respect to the amount involved, notwithstanding the fact that such set off or counterclaim may arise out of the transaction or occurrence unrelated to this Contract, whether it occurs or arises before or after the date of such assignment or notice thereof;

                    c) to recover in whole or part as Owner may elect from Contractor or out of any amount claimed, assigned, attached or garnished or out of any amount theretofore or thereafter owed to Contractor all damages, costs, and expenses incurred in relation to such claim, assignment, garnishment or attachment, including court costs and attorneys' fees;

                    d) to withhold any and all amounts until it is certain in its sole judgment to whom such funds should be paid without liability on the part of Owner, in any event, to pay such sum more than once;

                    e)   to exercise each and every right
               stipulated in this Contract including the right to withhold;

                    f)   to require as a condition to payment a
               full and complete release in favor of Owner, in form and substance satisfactory to Owner from each and every person or entity which in its sole judgment may be a claimant to such payment or any other payment paid or due or thereafter paid or due to Contractor.

15.0 SUBCONTRACTS

          15.1 Contractor shall not subcontract any part of the Work (including the provisions of principal items of materials or equipment) without the prior written approval of the Owner, and in each individual instance, the scope of the Work to be subcontracted will be subject to the prior written approval of Owner. Approval by Owner of a subcontract shall not relieve Contractor of any of its obligations under the Contract. Contractor shall furnish information regarding its subcontractors as Owner may reasonably request. No subcontract shall bind or purport to bind Owner, but each subcontract shall contain a provision permitting assignment to Owner upon Owner's written request.


16.0 DRAWINGS PREPARED BY THE OWNER

          16.1 Drawings issued by the Owner may be furnished in various stages of development. For example: Rev. A, B, C, etc. for preliminary drawings...or, Rev. 0, 1, 2, etc. for drawings "Approved for Construction". All drawings are subject to revision at any time. In all instances the drawing which is assigned the highest revision designation will be considered the Contract drawing and the Work shall be performed by Contractor in accordance with that drawing. Preliminary drawings shall not be used to perform fabrication or construction.

          16.2 Contractor, on receipt of a revised drawing, is responsible to immediately note what revisions have occurred and to decide if those revisions will have any impact on the cost or time required to perform the Work. If Owner has not been notified as hereinafter provided for changed and extra Work, it will be understood by the parties that no adjustment is required either to the Contract Price or to the schedule established for performance of the Work.

17.0 CHANGED AND EXTRA WORK

          17.1 Owner may order changes in the Work from time to time. If Contractor anticipates such changes will involve extra cost to Contractor or will adversely affect the Work, Contractor shall so advise Owner in writing not later than two (2) working days after the change is ordered. Promptly thereafter, but in any event within two weeks after the change is ordered, Contractor shall notify Owner in such detail as is reasonable of the effect of the change on time, performance and/or cost of the Work. If such notices are not so given it shall be deemed that no additional compensation or other adjustment in favor of Contractor is due Contractor. If such notices are given or if, in the opinion of Owner, such change involves a reduction in the amount of expense of Contractor, Owner and Contractor shall endeavor to agree upon an adjustment to the affected terms of the Contract, including the Contract Price. Increases in the Contract Price or reductions in Contractor's obligations agreed to by Owner will only be effective if made by a Contract Amendment signed by Owner and Contractor. The adjustment to the Contract Price will be made on the following basis:

                     (a) To the extent applicable, such
               adjustment shall be made upon the basis of cost provisions and unit prices set out in this Contract.

                     (b) Other adjustments to the extent of any
               not covered by the preceding subparagraph (a) shall be limited to adjustments to take into account only Contractor's direct costs plus a reasonable amount to cover overhead and profit.

          17.2 If so directed by Owner in writing, Contractor shall proceed with the change prior to the time the amount of any price or other required adjustment is determined and the parties shall thereafter use diligent, good faith efforts to reach mutual agreement of the points on which they have not agreed. If the point involves compensation, Owner may pay Contractor, without prejudice to any claim by either party, the amount of adjustment which, in Owner's judgment is appropriate, based on the facts then known to it. This provision shall not be construed to reduce or limit Owner's rights or remedies under this or any other provision including the right to recover overpayments.

          17.3 Increases in the Contract Price to the extent they are on cost reimbursable or unit price basis shall be reimbursed as specifically provided in this Contract, and in the absence of such a provision, promptly after submission of an invoice satisfactory to Owner with support satisfactory to Owner in the month following that in which the costs are paid or units furnished, as the case may be. Increases in the Contract Price to the extent done on a fixed amount basis, including fee, shall be paid in monthly installments which, in the judgment of Owner are proportionate to the progress of the changed part of the Work during the calendar month preceding that in which each payment is made, and shall be subject to a retention proportionate to the retention otherwise specified in this contract.


18.0 CONTRACT TIME AND COMPLETION OF WORK

          18.1 The Contract is effective (the AContract Time@) from the Effective Date as set forth in the Contract Agreement for the period set forth in the Contract Agreement or until the completion of the Work specified in the Contract Agreement, whichever is sooner, subject to the Owner=s and Contractor=s rights to terminate this Contract in accordance with Section 21, Section 22, and/or Section 23 or to their respective rights to extend the Contract Time in accordance with Section 28.

               The Work shall be completed by the time or times, and in the sequence, specified in the Contract Agreement or in Contractor's schedule approved in writing by the Owner. To the extent there are no such schedules, the times and sequences may be fixed by the Owner whose judgment, if reasonable in relation to the performance of the Contract Price, shall prevail.

               The Contract Price shall be deemed to include all sums required to meet such completion date. If so directed by Owner, Contractor shall without additional charge, work such overtime and shall take such other action as is practically possible to avoid, or, otherwise, to minimize the effects of delays.

          18.2 No promise, representation or warranty shall be deemed to be made to Contractor by reason of Owner's specification of the time or times for completion.


19.0 CORRECTION OF DEFECTIVE WORK

          19.1 Any Work not performed in accordance with the drawings and specifications or with the intent thereof, or of this Contract, and not approved in writing by a representative of Owner, shall be corrected immediately without delay in the progress of the Work at no additional cost to Owner. Corrections to defective Work must be done within the terms and conditions of the Contract.


20.0 DELAYS

          20.1 Contractor shall, in writing, promptly and in no event later than three (3) working days after Contractor should have foreseen the delay, advise, and thereafter keep advised, Owner of the nature of, reasons for, expected duration and other material information concerning any delay or additional delay in the Work. Without limitation, Contractor shall not be excused from delay from any causes (a) foreseen or foreseeable at the time the Contract Agreement is signed or, (b) normal incident to the Work or (c) due to any act or omission of the Contractor. Contractor shall make diligent efforts to remove any preventing or delaying cause and to fulfill all other obligations, including any obligations which are hindered but not prevented thereby, and shall resume performance as soon as reasonably practical.

          20.2 Except for delays falling within the categories above mentioned, if the delay results from Force Majeure as hereinafter defined or, from other reasons including acts of Owner which as a matter of law excuses Contractor from performance within the time specified and if the Contractor complies with the notice provisions of this Section, Contractor's time for completion shall be extended to the extent of such delay, but this shall be its sole remedy for such delay except for delay caused by the direct default of Owner in which event Contractor shall be entitled, to the extent the costs are so caused, and provided that the Contractor thereafter handles the matter as a change under the provision of Section 17.0, Changed and Extra Work, to recover its provable additional direct field costs, but this shall be the limit of the Contractor's remedy in such case.

21.0 FORCE MAJEURE

          21.1 Neither party shall be considered in default in the performance of its obligations hereunder to the extent that performance of such obligations are delayed, hindered, or prevented by Force Majeure.
          Force Majeure shall be any cause beyond the control of the parties hereto which they could not reasonably have foreseen and guarded against. Force Majeure includes, but not limited to, acts of God, strikes, lockouts, fires, riots, civil commotion or civil unrest, incendiarism, interference by civil or military authorities, compliance with the regulations or orders of any governmental authorities, and acts of war (declared or undeclared).


22.0 SUSPENSION OR TERMINATION FOR CONVENIENCE

          22.1 Owner reserves the right to suspend or terminate the Contract at any time for its convenience. Such suspension or termination will be made in writing and may include the whole or any specified part of the Contract.

          22.2 If the Contract, or a specified part thereof, is suspended for convenience of the Owner and such suspension unreasonably delays the progress of the Work and causes additional expense or loss to Contractor in performance of the Work, not due to the fault or negligence of the Contractor, the Contract Price will be subject to adjustment in an amount equal to the actual cost incurred plus field overhead (excluding profit) by Contractor resulting from the suspension. Such costs must be substantiated by written records or otherwise proven to the satisfaction of the Owner. Further, the time of performance of the Contract will be subject to extension by the actual duration of the suspension (if applicable) plus a reasonable additional period for remobilization. The Contract will, accordingly, be amended by Contract Amendment, provided, however, that any claim by Contractor for any adjustment hereunder must be asserted within thirty
          (30) calendar days after receipt of written notice to resume the Work.

          22.3 If the Contract, or any specified part hereof, is terminated for the convenience of the Owner, payment to Contractor will be made promptly for that part of the Work actually completed including: (a) engineering; plus (b) material or equipment under fabrication in Contractor's own plant; plus (c) materials or equipment under fabrication in subcontractors' plants; plus (d) materials or equipment which have already been shipped; plus, (e) construction, if any, completed to date on Site; less any payments previously made to the Contractor. The reasonable value of each of the foregoing categories against which the Contractor has incurred costs prior to the effective termination date will be established by: (i) the Contract Price(s);
          (ii) any Contract Unit Prices or breakdown of the Contract Price previously submitted by the Contractor;
          (iii) written cost records submitted by Contractor and accepted by Owner; or, a combination of the foregoing data.

               Contractor shall include in each subcontract the right of unilateral written cancellation with or without cause, by Contractor of all or any portion of such subcontract. A reasonable cancellation charge to Contractor by any subcontractor or vendor, and properly due as a contractual obligation of Contractor to the subcontractor or vendor for items fabricated but not shipped, will be reimbursed to Contractor at actual cost as part of the costs of termination, or, in lieu thereof, Owner may elect to pay the fair market value and take delivery on such completed or incompleted fabricated items.

               In addition thereto, the Contractor will be paid a reasonable cancellation charge to cover costs, if any, to terminate engineering and fabrication commenced by its own forces prior to the effective termination date.

               Material and equipment completely or partially fabricated but not shipped may, at the option of the Owner, be accepted by the Owner at fair market value and deducted from the cancellation charges established with Contractor.


23.0 TERMINATION FOR CAUSE

          23.1 Should Contractor, in the opinion of Owner, at any time refuse or neglect to supply or maintain a sufficiency of properly skilled labor, or fail in any respect to prosecute the Work or any separable portion thereof with promptness and diligence, or fail in the performance of any of the agreements on its part contained herein, or should the Contractor become insolvent or be placed in liquidation or under judicial management or have a judgment or order entered against it affecting a substantial part of its assets, Owner may, after forty-eight (48) hours written notice to the Contractor employ another Contractor and deduct the cost thereof from any money due or thereafter to become due Contractor under this Contract, and/or Owner may terminate Contractor's right to proceed with the Work or such part of the Work as to which such defaults have occurred.

               In the event of termination for cause, the Contractor shall not be entitled to receive any further payment until the Work is finished. If the expense of finishing the Work plus compensation for additional managerial and administrative services and such other costs and damages with regard to completion of the Work as the Owner may suffer exceeds the unpaid balance, Contractor and its sureties, if any, shall promptly pay the difference to Owner. Failure of Owner to exercise any of the rights given under this clause shall not excuse Contractor from compliance with the provisions of the Contract nor prejudice in any way the right to exercise any such rights in respect of any subsequent failure by Contractor.

     23.2 Upon termination of the Contract for cause it is agreed:

                    23.2.1    That the obligations of Contractor
               shall continue as to work already performed and to materials furnished, and as to bona fide obligations assumed by Contractor prior to the date of termination.

                    23.2.2    That the Contractor shall be
               entitled only to a pro rata compensation for the Work already performed, including material for which it has made firm contracts, it being understood that the Owner shall be entitled to that material. It is understood, however, that Contractor's aforesaid pro-rata compensation shall in no event exceed the reasonable costs of Work done and materials supplied by Contractor to the time of termination plus an equitable profit on Work done prior to the date of termination, less any amounts deducted in accordance with this Section.

                         The following items will not be
               considered in arriving at said equitable allowance:

                         a.   Anticipated profits applicable to
               incomplete portions of the Work

                         b.   Consequential damages.

                         c.   Expenses of Contractor due to
                    failure of the Contractor or its vendors and subcontractors to discontinue the Work with reasonable promptness after written notice of termination has been given to the Contractor.

                         d.   Losses on other contracts or from
                              sales or exchange of capital assets.

     23.3 No settlement payment will be made to Contractor hereunder, until Contractor has submitted:

              a final statement supported by vouchers; and

              a signed form of release or other evidence
            satisfactory to Owner that Contractor has paid in full for all labor, materials, equipment, services, subcontracts, applicable taxes, and other costs and assessments due under this Contract.

          23.4 Owner shall be entitled to deduct from any and all monies owing to Contractor hereunder, any and all damages or additional expenses caused by or arising out of breach by the Contractor of any of its agreements, covenants, warranties, and guarantees hereunder, or, of any default by the Contractor.

          23.5 In the event of termination for cause, written notice will be given to Contractor in accordance with the provisions set forth in the Contract Agreement under NOTICES. Subject to the directions set forth in the termination notice, Contractor shall immediately discontinue the Work and the placing of orders for further services, material and equipment and shall, as directed, effect cancellation of all existing orders and subcontracts and thereafter perform only such Work as may be necessary to preserve and protect the Work already in progress.

          23.6 The termination provision set forth in this Article shall be concurrent with and in addition to, without prejudice to, and not in lieu of, or in substitution for, any other rights or remedies at law or in equity which the Owner may have for the enforcement of its rights under the Contract and its remedies for any default of the Contractor under the conditions hereof.

          23.7 If Owner should incorrectly and in good faith terminate this Contract for default as herein provided or for breach, this shall be deemed to be a termination by Owner for reasons other than cause, and payment shall be made as in the case of termination for convenience. In no event shall the Owner's liability or Contractor's recovery under this Article exceed the total amount determined by application of Section 22.3 hereof.


24.0 PATENTS AND SIMILAR RIGHTS

          24.1 Contractor shall indemnify and save harmless Owner and any applicable lessors, partners or joint venturers of Owner, and their respective employees, officers, directors, shareholders, agents, representatives, attorneys, successors and assigns from all cost, damage, loss and expense as a result of any infringement or claim of infringement of any patent or proprietary right (including costs of litigation) and for changes or replacement and related costs for changes or replacement and related costs to avoid infringements arising from performance of the Work. At Owner's request, Contractor shall defend any suit or action arising out of any such infringement or claim but the Owner shall be entitled to be fully advised and to participate in any such suit or action. No such suit or action shall be settled, discontinued, nor shall judgment be permitted to be entered if, in Owner's sole opinion, its interest would be adversely affected. Contractor's indemnification does not extend to items manufactured to the Owner's design unless originally submitted or suggested by the Contractor.

25.0 WARRANTY

          25.1 In addition to any other Contractor warranties, expressed or implied by law, Contractor warrants that all items and services will be in accordance with this Contract and conform to the Specifications, Drawings and data which are part of it or with which it obligates Contractor to comply; that, except with respect only to any items, services or other Work performed in accordance with specifications provided by Owner, they will be fit for the use specified or intended; and that all materials and workmanship shall be of first quality and the best of their kinds. Without limitation of Owner's other rights and remedies, in cases where this warranty is breached, or where defects or deficiencies appear prior to twelve
          (12) months after date of letter of Final Acceptance and Contractor does not within the time limits set by Owner promptly begin and diligently complete the repair of the defect in accordance with Owner's required schedule, Owner at its option may either reject the items in whole or in part in which case to the extent of rejection the risk of loss, cost of repair, cost of return and storage and other damages including costs of replacement from such sources as Owner may elect will be for the Contractor's account; or the Owner at its option may repair all or part of the items not rejected and charge to the Contractor damages including the costs incurred for or in relation to repairs plus an amount equal to the diminished value of the items as repaired.

          25.2 Contractor shall include in all subcontracts entered into under this Contract an identical warranty extending to Contractor and Owner, and as part of its responsibilities hereunder shall enforce such warranties to their fullest extent, however, Contractor shall remain responsible for and not be excused from its obligations pursuant to this Contract, including its warranty obligations, in the event any subcontractor fails to perform its obligations.


26.0 CONTRACT PAYMENTS

          26.1 Contractor agrees to accept the Contract Price as full compensation for all Work embraced in the Contract and for all loss or damage arising out of the nature of the Work, the action of the elements, or from any unforeseen or unknown difficulties or obstructions which may arise or be encountered in the prosecution of the Work until its acceptance, and for all risks of every description connected with the Work.

          26.2 Owner will make partial payments as the Work progresses. Payments will only be made on receipt of invoices accurately prepared and properly supported in accordance with procedures established by the Owner and exhibits attached hereto.

          26.3 Ten percent (10%) retention will be withheld from each progress payment. The retention will be released by Owner upon full completion of the Work by Contractor and issue of Final Acceptance by Owner. Contractor, shall, prior to release of retention by Owner, furnish a release of claims form certifying that Contractor has paid in full for all wages, materials, services, taxes, social benefit laws and other like costs.

          26.4 Payments may be withheld on account of suspected or defective work not remedied, claims filed (or reasonable evidence indicating the probability of filing of claims) or, failure of Contractor to make payments properly to his suppliers or for material or
          labor.   If the foregoing causes are removed, the
          withheld payments will promptly be made. If the said causes are not removed on written notice, Owner may cause the same to be rectified at Contractor's expense. Should any valid indebtedness arise after final payment is made, the Contractor shall reimburse Owner for any amount the Owner has paid or may pay to discharge any such indebtedness or any claim affecting the title to the Work or the Owner's property plus Owner's attorneys' fees, costs and expenses.

          26.5 Failure or lack of cooperation by the Contractor to prepare or submit reports, progress schedules, or plans for changes contemplated in his operations, or to assist in preparation of same, promptly as required, shall be cause for the Owner to withhold all or part of the progress payment then pending until such time as Contractor has met the requirement to the satisfaction of the Owner.

          26.6 Monies due Owner under the terms of the Contract to compensate Owner for backcharges as provided in
          Section 29.0 or other expenses incurred on behalf of the Contractor will be recorded in writing, and whenever possible, deducted as they occur from each periodic progress payment to Contractor.

          26.7 No payment except the final payment, shall be evidence of performance of the Contract either wholly or in part and no payment, including the final payment, shall be construed to be an acceptance of defective Work or improper material. The final payment shall not relieve the Contractor from responsibility for the discharge of claims or from making available to Owner for examination and audit all records pertaining to work performed on a cost-reimbursable or chargeable basis.


27.0 WORK AUTHORIZATION

          27.1 Owner will utilize a written Work Authorization to direct Contractor to proceed in instances where the processing of a formal Contract Amendment may delay progress of the Work.

               A Work Authorization will be used on occasions where:

              Work, minor in scope, must be immediately authorized at the Site; or,

              Construction must proceed concurrent with the
            preparation of an estimate of cost to perform the Work.

               In some instances, the Work Authorization may be utilized to direct Contractor to proceed pending resolution of a dispute over whether or not the work actually comprises a contract change or involves extra work.


28.0 CONTRACT AMENDMENTS

          28.1 The Contract Price established in the Contract Agreement is not subject to change except as expressly provided in the Contract or by amendment to the Contract in the form of a Contract Amendment signed by Contractor and Owner. Unit price and cost-plus type contracts containing an estimated Contract Price will in all cases prior to presentation of a final invoice by Contractor, be summarized by Contract Amendment to confirm the final Contract Price.

          28.2 Amendments to the Contract shall bind Owner only if made by a written document which both states that it amends the Contract and is signed by a designated representative of Owner.

          28.3 The Contract Time can be extended or shortened by mutual agreement, in writing by Owner and Contractor.


29.0 BACKCHARGES BY OWNER

          29.1 Owner reserves the right in event of inability or refusal on the part of a Contractor or subcontractor to correct defective or incomplete work, or to perform any part of the work in a timely manner, to perform such work with its own forces or those of another contractor and charge the resultant costs as a backcharge against the Contract Price pursuant to the following procedures:

                    a.   Notification:  Contractor will be
               promptly notified by telephone, cable or other form of direct communication, and, whenever possible, through its appointed representative.

                    b. Opportunity: Whenever time will permit, Contractor will be afforded a reasonable opportunity to perform the work with its own forces. However, Owner reserves for itself the decision of how and when to proceed.

                    c.   Written Notice:  Contractor will be
               notified in writing by a Notice of Backcharge.

                    d.   Labor and Equipment:  Labor and
               construction equipment will be backcharged at actual cost to Owner plus 25% administrative and handling costs.

                    e.   Owner Equipment:  Equipment owned by
               Owner and used for the backcharged work will be charged at the full AED (Associated Equipment Distributors) equipment rental rate for same or equal equipment. Operators and other Owner-employed labor will be charged at prevailing project hourly rates plus 25% administrative and handling costs.

                    f. Material and Subcontracts: Material and subcontracts will be backcharged on the basis of actual invoiced cost plus 20% administrative and handling costs.

                    g.   Other Costs:  Except in the case of an
               emergency or other unanticipated event which causes a change in costs, Owner shall use reasonable efforts to notify Contractor in advance of other costs, if any, to be incurred by Owner. If no agreement is concluded from such notification, Owner will backcharge the Contract Price as specified above for material and subcontracts.

                    h.   Records:  All work performed as a
               backcharge against the Contract will be recorded by Owner on a daily basis. In instances where the Contractor's representative is at the site, the representative's signature will be requested. In no event shall the absence of Contractor's representative or his refusal to sign the Backcharge Notice or any daily records delay performance of work which Owner considers necessary to continuation and completion of the Project.

                    i.   Payment:  The sum total of the amounts
               backcharged will be the total of all of the above charges. Owner may deduct the backcharged amounts periodically as they are incurred or in one final sum when the work is complete and all costs have been accounted for.


30.0 FINAL ACCEPTANCE OF THE WORK

          30.1 Final Acceptance of the Work will be confirmed by a formal letter of Final Acceptance issued by the Owner and affirmed by signature of the Owner promptly after Owner is satisfied that all requirements of the Contract have been met with regard to performance of the Work which shall include issuance of all government approvals, permits or certifications; mechanical acceptance, performance of equipment in accordance with warranties; delivery of material, equipment and spare parts; submittal of special guarantees and operating procedures; submittal of final records for cost-plus work (if any); and, presentation of a final release of claims forms and any other items reasonably required by Owner.

          30.2 Contractor agrees that the Owner may retain the final payment and/or the retained percentage provided for in the Contract Agreement, to the full total or a partial amount thereof as considered by Owner to be reasonable to assure full compliance by the Contractor with the Contract.

          30.3 The Work performed hereunder may be accepted as a whole or in separately defined parts, in which case any funds retained will be reduced in accordance with the pro rata value of those accepted parts. In the event the letter of Final Acceptance covers all of the Work the letter will state... "All work under the Contract is accepted," and the letter will be marked "FINAL ACCEPTANCE".

          30.4 Contractor's warranties after Final Acceptance will extend for twelve (12) months from date of Final
          Acceptance.


31.0 RELEASE AND WAIVER OF CLAIMS

          31.1 Owner will require as a prior condition to final payment a full release and waiver of claims form and reserves the right, at its discretion prior to any interim progress payment(s) to Contractor, to require a release and waiver of claims forms for (partial) payment for monies earned under the Contract through a specified date.

          31.2 If at any time there is evidence of the existence of any claim arising out of or in connection with the performance, or default in performance, of this Contract for which Owner might be or become liable, the Owner shall have the right to discharge such claims and assess all costs thereof against the balance due Contractor.


32.0 COST-REIMBURSABLE WORK - ACCOUNTING AND AUDITING

          32.1 If any part of the Work is performed on a cost-reimbursable or chargeable basis, the Contractor shall keep and require each of its subcontractors or vendors to keep full and detailed accounts of all such costs in a form acceptable to the Owner.

          32.2 In the event that work is to be performed on a reimbursable or chargeable basis, Owner will include as part of the Contract, special terms and conditions setting forth all chargeable and nonchargeable cost items and procedures for the payment of costs and Contractor's fees related thereto.

          32.3 Contractor shall at all times cooperate with the Owner to amend or change any accounting procedure for cost-plus work found to be unsatisfactory, and Contractor, after agreement on accounting procedures with the Owner, shall not institute any new accounting procedure without prior written approval of the Owner.

          32.4 Contractor shall retain all reimbursable or chargeable accounting records for a period of two (2) years after Final Acceptance of the Work and during execution of the Work shall, at any time, afford such persons as Owner authorizes full access to audit and books of account and supporting documents. On completion of the Work, Contractor agrees that copies of books or records for cost-reimbursable work will, on request, be turned over to the Owner.


33.0 LOSS OR DAMAGE BY ACTIONS OF OTHERS

          33.1 If the Contractor sustains damage or loss through any delay, default, act or omission of any other contractors, subcontractors, or their agents or employees, Owner shall not be liable therefor; but nothing herein contained shall be construed to limit the Contractor from pursuing its legal remedies against such other contractor or subcontractors, or their agents or employees.

          33.2 Contractor shall have no claim against the Owner for damage or loss by reasons of delay, default, act or omission of other contractors, subcontractors or their agents or employees, but nothing herein contained shall limit any rights of Contractor to recover therefor against such other contractors, subcontractors or their agents or employees. If the Contractor by any default, negligence or misconduct on its part, damages any other subcontractor or contractor, it hereby agrees to be directly responsible to such other subcontractor or contractor for any such damage and to save, defend, indemnify and hold harmless Owner and any affiliates, lessors, partners or joint venturers of Owner and their respective employees, officers, directors, shareholders, agents, representatives, attorneys, successors and assigns for all such claims and damages.

34.0 DISPUTES

          34.1 It is the general intention of the parties that any dispute relating to this Contract shall be settled, to the extent feasible, before a single forum selected by Owner, and a decision by such forum with respect to any such question or matter shall be binding on Contractor, provided that it has been granted a reasonable opportunity to be represented and heard. To this end:

                    a.   At Owner's written election, all
               disputes and controversies of whatever nature arising under this Contract that cannot be resolved by mutual agreement, may be submitted to arbitration in accordance with rules of the American Arbitration Association to a panel of three (3) arbitrators. The place of arbitration shall be the municipality which, in the opinion of Owner, is most reasonably convenient to the Site.

                    b.   If Owner does not elect arbitration, or
               if any dispute involves third parties, the dispute shall at the option of the Owner be submitted to the forum which in Owner's opinion can best determine and settle most aspects of such dispute and the decision of that forum shall be binding on the parties, provided that they have been given notice and the opportunity for adequate representation.

                    c.   In the event of any proceeding pursuant
               to this Section, the parties shall take action to see that proceedings before any other forum shall be stayed pending completion of these proceedings. The decision with respect to proceedings pursuant to this Section shall be binding upon the parties. The parties shall thereafter dismiss from the other forum any claims to the extent such claims are resolved by such decision.

                    d.   Contractor hereby consents to such
               service and to submit itself to such jurisdiction as is necessary to effect the purposes of this Section, and further hereby agrees to and consents to such stays and other actions necessary to effect the purposes hereof.

                    e.   For the purposes of this Section, a
               "forum" includes arbitration or administrative proceeding.

                    f.   In the event of any dispute or claim by
               Contractor, Contractor shall continue the Work in accordance with the Contract and its sole remedy shall be to pursue the remedies hereinabove set forth.

          34.2 EACH OF CONTRACTOR AND OWNER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER ANY OF THE CONTRACT DOCUMENTS OR WITH RESPECT TO THE WORK WILL BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THAT IF AND TO THE EXTENT THAT ANY PROCEEDING ARISING OUT OF SUCH CONTROVERSY IS NOT SUBMITTED TO ARBITRATION AS PROVIDED HEREIN, SUCH MATTER SHALL BE TRIED BY A JUDGE AND WITHOUT A JURY.

35.0 NONDISCRIMINATION IN EMPLOYMENT

          35.1 Contractor shall not discriminate against any employee or applicant for employment because of race, religion, color, sex, or national origin. Contractor shall take affirmative action to insure that all applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, disability or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this nondiscrimination clause.
          Contractor shall, in all solicitations or advertisements for employees placed by Contractor or on Contractor's behalf, state that all employment is without regard to race, religion, color, sex, disability or national origin.

          35.2 Contractor shall comply with all provisions of Executive Order No. 11246 of September 24, 1965 (including amendments thereto), and of the rules, regulations, and relevant orders of the Secretary of Labor. Contractor shall furnish all information and reports required by Executive Order No. 11246 of September 24, 1965 (including any amendments thereto), and by the rules, regulations, and orders of the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders. In the event of Contractor's noncompliance with the nondiscrimination clauses of this Contract, this Contract may be cancelled, terminated, or suspended, in whole or in part and Contractor may be declared ineligible for further contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965 (including any amendments thereto), and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, or by rule, regulations, or order of the Secretary of Labor, or as otherwise provided by law. Contractor shall include the provision of this Article in every subcontract or purchase order unless exempted by rules, regulations, orders of the Secretary of Labor issued pursuant to
          Section 204 of Executive Order No. 11246 of September 24, 1965 (including any amendments thereto), so that such provisions will be binding upon each subcontract or purchase order as the Owner may direct as a means of enforcing such provisions, including sanctions for noncompliance; provided, however, that in the event Contractor becomes involved in, or threatened with, litigation with a subcontractor or vendor as a result of such direction by the Owner, Contractor may request the United States to enter into such litigation to protect the interests of the United States. The foregoing obligations of Contractor shall include its obligation to comply with all amendments or additional rules, regulations and orders relating to Executive Order No. 11246 of September 24, 1965, adopted or effective during the Contract Time.


36.0 SECURITY, IDENTIFICATION AND SECRECY

          36.1 Entrance into the Site by Contractor's employees and all other persons will be subject to strict security rules and Contractor hereby agrees to comply and to cause strict compliance therewith by its subcontractors.

          36.2 Contractor shall obtain written authorization from the Owner to enter the Site with trucks and other vehicles and shall use only the entrances designated by Owner for the use of contractors employed on this Project.

          36.3 Contractor shall require its employees and the employees of its subcontractors to, at all times while on the Site, wear the identification furnished by Owner.

          36.4 Contractor agrees that it shall treat all designs, data and other information acquired under this Contract as confidential and shall not use the name of Owner or of any officer, director, employee or affiliated entity of Owner or of the Site in any press release, announcement, advertisement or publication, either verbal or in writing, or disclose any information whatsoever that it may obtain under or pursuant to this Contract to third parties or to the public without having first obtained the written approval of Owner as to the form and content of any such disclosure, release or publication. Contractor further agrees not to use, sell, give, disclose or otherwise make available to third parties or to the public at any time any knowledge or information relating to internal proprietary techniques and methods used by Owner for purposes of geological interpretation, extraction, mining, processing of minerals or any other proprietary information of Owner that Contractor may acquire and/or develop during the course of the Work. The obligations of confidentiality of Contractor under this Section shall apply to each of the officers, employees, agents and subcontractors of the Contractor and shall survive the termination or expiration of this Contract and shall be fully effective and binding for a period of five years thereafter. Contractor on request of Owner shall execute any agreements relating to confidentiality or proprietary rights which Owner requires.


37.0 HYGIENE, FIRST AID AND SAFETY

          37.1 Contractor agrees to comply with all federal, state and local laws, regulations, rules and orders as amended from time to time and Contractor shall comply with all applicable laws, ordinances, rules, regulations, and orders of any public body having jurisdiction over the safety of persons or property and shall establish, erect and maintain all necessary safeguards for such safety. Contractor shall train, furnish, require, and assure that all employees follow safe work procedures and wear appropriate and required safety equipment. Contractor shall notify all persons, whether on or off the Site, when prosecution of the Work may affect them.

          37.2 The Contractor has been provided a copy of the Owner's safety manual. The Owner's safety manual describes safety practices and procedures which Owner believes assist in the creation of a safe working environment. Owner and Contractor recognize that other policies and procedures can also provide a safe working environment and further recognize the possibility of a need for additional policies and procedures specific to this operation. For this reason, Contractor's principal safety office shall familiarize him/herself with, and shall thereafter be solely responsible for determining which , if any, provisions thereof are relevant, applicable or pertinent to the Work. The Contractor's safety officer shall be responsible for the development and implementation of all safety procedures.

          37.3 Contractor shall designate a responsible member of its organization at the Site whose duty shall be the prevention of accidents and compliance with all safety requirements. This person shall be competent and experienced in such matters and shall be the principal safety officer unless otherwise designated in writing by Contractor to Owner.

          37.4 In the event of occurrence of a situation wherein life or valuable property are in apparent imminent danger, Contractor is hereby authorized without further special instructions from the Owner, to act at its own discretion to prevent injury to persons or damage to property.

          37.5 Contractor shall be responsible to provide its own first aid facilities and safety equipment.

          37.6 Contractor shall furnish to the Owner a detailed written report of all injuries other than those requiring only first aid treatment.

          37.7 Contractor bears sole responsibility under the law for the safety of its own personnel employed in the Work and for persons entering the Site as agents or visitors of the Contractor.

          37.8 Contractor shall comply with the Federal Mine Safety and Health Act of 1977 as now or hereafter amended and with all regulations and health and safety standards promulgated pursuant thereto (all of which are described hereinafter as "the Act"). Any citation, fine withdrawal order, abatement notice or other action by the Mine Safety and Health Administration (MSHA) arising in connection with the Contractor's performance under this Contract, which may affect the Owner's operations, shall constitute a breach of this Contract and shall be sufficient cause for termination of this Contract by the Owner at its sole option and without limiting any other rights or remedies the Owner may have.

               Contractor agrees that its operations are subject to the terms of the Act and that it will abide by all provisions of said Act. It is recognized that substantial penalties can be levied for violations of the health and safety standards contained, or to be promulgated in the future, in the Act. Contractor agrees that it is fully and completely responsible for payment of any and all fines which may be levied by MSHA as a result of such violations and will provide Owner proof of payment thereof. The Contractor shall carry out the Work under the Contractor's individual MSHA identification number.

               Neither Contractor's compliance with the Act nor any supervision by the Owner which may be required as provided above shall derogate Contractor's status as an independent contractor otherwise created in this Contract.

          37.9 Contractor shall defend, indemnify and hold harmless Owner, and any of its affiliates, lessors, partners or joint venturers of Owner and their respective employees, officers, directors, shareholders, agents, representatives, attorneys, successors and assigns from all claims, damages, costs and expenses, including attorneys' fees in any proceeding brought against any of them, and from any liability imposed or attempted to be imposed on any of them by reason of any violation or alleged violation of any law, rule or regulation in connection with or arising out of any operation or activity over which Contractor has management, supervision or control. Owner shall cooperate with Contractor in the event that Contractor chooses to contest any citation under the Act or any other law, rules, orders, regulations, order, penalty or other enforcement action or liability in connection therewith in which Contractor is obligated to Owner under the terms of this Section 37.0, it being further understood and agreed that any expenses incurred by Owner in so cooperating will be the obligation of Contractor.

          37.10 Contractor shall advise Owner as promptly as possible after receipt of any citation or order of withdrawal, or amendment, modification, determination or vacation thereof, issued as a result of any activity conducted by Contractor pursuant to this Contract, but in all cases, such notification to Owner shall be within twenty-four (24) hours of issuance. Contractor shall furnish Owner a copy of each such citation or order of withdrawal or amendment, modification, termination or vacation thereof at the time Contractor notified Owner as required by this paragraph or as soon as reasonably possible thereafter. Contractor shall promptly furnish Owner with copies of all documents filed with the Federal Mine Safety and Health Review Commission ("Commission"), relating to the Work, as well as with any Commission order or decisions which may be issued, in connection with any such citation or order.

          37.11 Nothing in the terms of this Contract shall be interpreted to impose civil or criminal liability of any kind or nature whatsoever vicariously from Contractor to Owner. Without limiting the aforementioned provision, Contractor shall assist and cooperate fully with Owner in defending or preparing to defend any federal or state civil or criminal enforcement action brought or which Owner believes may be brought, against Owner, Owner's officers, directors or agents, under the covenants of any federal or state or local law, regulation or ordinance, resulting from or connected with Contractor's performance or non-performance under this Contract.

38.0 TOXIC AND HAZARDOUS MATERIAL CONTROL ACT

          38.1 Contractor shall comply with all requirements of applicable federal, state and local Health, Safety, Environmental Protection Regulations and the Toxic and Hazardous Material Control Acts and Regulations of federal, state and local government agencies (such as EPA, OSHA, MSHA, NRC and DOT).

          38.2 Labels and Safety Data Sheets for all toxic or hazardous material must be attached to or provided with this Contract. Contractor's failure to conform to any of the above requirements in any respect shall be corrected promptly by the Contractor upon notice thereof, and the cost of such correction(s) as well as any related costs arising out of any action brought by a governmental agency in connection with such failure shall be for the account of Contractor.


39.0 TAXES

          39.1 Unless otherwise specified in the Contract Documents, all taxes which Contractor may be required to pay or collect are for the account of Contractor and shall be deemed to be included in the fixed Contract Price(s) or Contract Unit Price(s) set out in the Contract, whether or not they are required to be separately stated.


40.0 TITLE, ADVANCE PAYMENTS

          40.1 Title to all labor, material and plant equipment furnished by Contractor shall pass to the Owner upon delivery to the Site, the risk of loss shall not shift to the Owner until Final Acceptance.

          40.2 If payments are made by Owner prior to delivery or installation, or if Owner supplies items to be included in the Work, Owner may require that the goods in process be marked or otherwise identified, and Contractor shall execute such documents and take such action as in Owner's opinion are necessary to give Owner the exclusive right to take possession and title thereto at any time, as well as a security interest therein.

          40.3 No advance payment shall operate to relieve
          Contractor of risk of loss or any other obligations under this Contract.


41.0 OWNER'S REMEDIES FOR DEFAULT OR DEFECTIVE WORK

          41.1 In the event of any default or defective Work which Contractor does not, in the sole judgment of Owner, immediately begin, and thereafter proceed with diligence to remedy upon notice from Owner, or in the event of any defaults or defect which Owner in its sole judgment determines to be a material default or defect, or if Contractor for any reason (other than one for which it is entitled to an extension of time provided under "Delays") fails to proceed with the Work as scheduled in accordance with this Contract, Owner may take such action as in its sole judgment is advisable to remedy or to avoid such default to defect including proceeding with its own forces or those of others and taking possession and use of all equipment and material at the Site (all of which Contractor hereby agrees to leave for such purpose), and Contractor shall reimburse Owner for all additional costs which it may incur in connection with or as a result of such action.

          41.2 Alternatively, or in addition as Owner may from time to time elect, upon such defaults or defects or delay, or if the Contractor shall become bankrupt or insolvent or have an order or judgment entered against it which affects a substantial part of its assets, or if Owner shall have reasonable grounds to believe that Contractor is bankrupt or insolvent or unable to pay its debts as they become due, Owner may also terminate all or part of Contractor's further performance and/or further rights hereunder, as Owner may elect, and, at Owner's discretion proceed as provided in the preceding paragraph.

          41.3 In the event of any such default, defect, delay, order or judgment, bankruptcy or insolvency, Contractor shall not be entitled to any further payment until the matter is remedied to the satisfaction of Owner and shall then be paid only such amount as is reasonably due for work properly done by Contractor less all damages, loss and additional expense suffered by Owner as a result of such default. If such damage, loss and expense shall exceed the amount due the Contractor, such amount shall be paid immediately to Owner by Contractor. No remedy afforded to Owner either under this Contract or as a matter of law shall be deemed to be exclusive.


42.0 INSURANCE

          42.1 Contractor shall comply with all state and federal social security and unemployment insurance laws.
          Before commencing the Work, Contractor and its subcontractors shall be qualified under the Workmen's Compensation Law of the state where the Project will be constructed and shall at all times comply therewith.

          42.2 Contractor shall procure and maintain, during the period that this Contract remains in force, insurance coverage with limits of not less than those set forth in this clause. Owner shall have the right to review the adequacy of such coverage on annual basis and require Contractor to obtain such additional types and amounts of coverage as it determines to be necessary or advisable. Any increase in the cost of insurance due to such determination of Owner shall be a reimbursable expense of Contractor hereunder. Contractor will require all insurance companies, issuing policies of insurance of Contractor, to certify to Owner, prior to commencement of any Work, that such policies have been issued and are currently in effect. In the event any Work to be performed under this Contract is further sublet, the Contractor will require the same insurance coverage, from subcontractors. Contractors will submit the Insurance Certificate of their subcontractors for approval of the Owner.

               Policies issued for Contractor shall be endorsed to include, for the benefit of the Owner, the following:

                    (a) A ten (10) day advance written notice in the event of cancellation, non-renewal or material change of any policy.

                    (b)  Except as to Worker's Compensation
               insurance, the Owner shall be named as an additional insured.

                    (c)  Contractor's insurance shall be primary
               and any insurance maintained by Owner shall be considered excess and noncontributory.

               The minimum coverages and policy limits shall be:

               Insurance Coverage              Policy Limits

            Worker's Compensation              Statutory

            1.Employer's Liability             $1,000,000 each accident

               Comprehensive General           $1,000,000 Bodily Injury
               Liability including coverage    (per occurrence)
               for independent Contractors,
               Products and Completed          $500,000 Property Damage
               Operations (extending for at    (per occurrence); or
               least twenty-four (24) months   $1,000,000 Combined
               after completion of             Single Limit
               operations), Blanket or Broad
               Form Contractual, insuring
               the indemnification provision
               under Article 43 hereof.
               Personal Injury Liability,
               Broad Form Property Damage,
               and where an exposure exists
               the explosion, collapse and
               underground (XCU) hazard
               exclusions deleted

            1.Comprehensive Automobile         $500,000 per person;
               Liability including coverage    $1,000,000 per occurrence
               for owned, non-owned and        Bodily Injury.
               hired vehicles.                 $500,000 per occurrence
                                               Property Damage; or
                                               $1,000,000 Combined
                                               Single Limit

               Owner, by requiring the foregoing minimum insurance coverages, will not be deemed to limit any of the other obligations or liabilities of Contractor.
          Deductibles, if any, will be for the account of Contractor.

          42.3 The Comprehensive General Liability Policy shall include Contractor coverage for Completed Operations, Blanket Contractual and Independent Contractors with respect to the Work. Contractor shall also furnish a standard endorsement to its Comprehensive General Liability Policy naming Owner and any affiliates, lessors, partners or joint venturers of Owner and their respective employers, officers, directors, shareholders, agents, representatives, attorneys, successors and assigns, as additional insureds.

          42.4 Contractor will procure and maintain until acceptance of the Work, all risk and Installation Floater Insurance to include Owner as parties insured thereunder. Such insurance will cover physical loss or damage to Contractor's Work, materials and equipment, including consumable supplies that are part of, result from, or are used in the Work. Such insurance will not cover construction equipment, tools and facilities owned, leased or rented by Contractor which do not become a permanent part of the Work.

          42.5 Neither Contractor nor Owner, shall be liable one to another nor to the insurance carriers of such parties for any loss or damage to property resulting from or occurring in the course of the Work to the extent that reimbursement shall be made for any such loss or damage through or by reason of insurance provided for the purpose and, for this purpose, hereby waive any claim by or right of subrogation by insurers, one to another.

          42.6 A copy of any insurance company report made by Contractor to its insurance company relative to bodily injury or illness of its employees or property damage incurred in the field, must be furnished without delay to the Owner.


43.0 INDEMNIFICATION; SURVIVAL

          43.1 State laws regarding indemnification vary considerably, particularly with regard to indemnification against the indemnitee's negligence. This Section 43 shall be so read and applied as to conform in all respects to applicable local law.

          43.2 Contractor hereby agrees to defend, indemnify and save harmless Owner, and any affiliates, lessors, partners or joint venturers of Owner and their respective employees, officers, directors, shareholders, agents, representatives, attorneys, successors and assigns, and anyone to whom any of them may be liable and at their behalf, against all costs, liability and expenses for personal injuries, including death resulting therefrom, and against all costs, liability and expenses for property damage, and including attorneys' fees and other costs of defense caused or alleged to have been caused by any act or omission, negligent or otherwise, on the part of Contractor, or its subcontractors, or persons directly or indirectly employed by them and arising out of, or in any way connected with the performance of this Contract.

          43.3 In those jurisdictions where permitted by local law, Contractor also agrees to defend, indemnify and save harmless Owner and any affiliates, lessors, partners or joint venturers, and their respective employees, officers, directors, shareholders, agents, representatives, attorneys, successors and assigns, anyone to whom Owner may be liable and at Owner's and Owner's request to defend on and on their behalf, against all costs, liability and expenses for personal injuries, including death resulting therefrom, and against all costs, liability and expenses for property damage, and including attorney's fees and other costs of defense, caused or alleged to have been caused by the concurrent negligence of Contractor or its subcontractors or persons directly or indirectly employed by them and arising out of, or in any way connected with the performance of this Contract.

          43.4 In those jurisdictions where paragraph three above is unenforceable under local law, the parties agree that paragraph three is separable and severable from paragraphs one and two and from all other provisions of this Contract, and the paragraph three does not constitute the main or essential feature of this Contract and that the obligations of indemnification assumed by the Contractor under paragraph two thereof shall remain in full force and effect. If any claims are made or any suit or other proceeding is brought against Owner or any of its officers, directors or employees, or any other indemnified person based on a claim for which Contractor's indemnity is applicable, Contractor at the election of Owner, or any other indemnified person as the case may be, shall either defend the persons against whom such claims, suit or proceedings have been brought or assume the expense, but not the direction, of the defense thereof and pay or otherwise satisfy and discharge any and all judgments which may be entered against Owner or any other indemnified person.

          43.5 The representations, warranties and indemnification obligations of Contractor shall survive the expiration or other termination of this Contract, subject to any applicable laws regarding statutes of limitation.

     44.0 GOVERNING LAW

          44.1 This Contract shall be construed and enforced, and all rights and liabilities hereunder shall be determined in accordance with the laws of the State of Colorado. Whenever possible, each provision of this Contract shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Contract shall be or becomes prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Contract. The parties specifically charge the trier of fact to give effect to the intent of the parties, even if in doing so, reformation of a specific provision of the Contract is required consistent with the foregoing stated intent.

          45.0 GENERAL

          45.1 The headings used in this Contract are for convenience and shall not be used in any manner to construe, limit, define or interpret any term or provision of this Contract. This Contract has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision shall be construed strictly against Owner or Contractor under any rule of construction or otherwise.

          45.2 All rights and remedies of a party pursuant to this Contract shall be cumulative and non-exclusive and may be exercised singularly or concurrently.


46.0 ATTACHMENTS

     Attachments 46.1 and 46.2 are hereby attached to and made part of this Section II - General Terms and Conditions. The remaining documents listed below as items 46.3 et seq. are hereby incorporated in and made a part of this Section II General Terms and Conditions by this reference. Contractor acknowledges receipt of each of the items listed in this
     Section 46.

          46.1 Attachment A - AIllinois Creek Project Schedule of
          Required Insurance@, February 22, 1996.

          46.2 Addendum A

          46.3 Illinois Creek Project, Invitation to Bid, Mine
          Services and Earthworks Contract, No. C-300 dated
          December 12, 1995.

          46.4 Addenda No. 1 and 2, "Engineer's Estimate of
          Quantities", dated December 12, 1995.

          46.5 Addendum No. 3, "Miscellaneous Questions," dated
          December 22, 1995.

          46.6 Addendum No. 4, "Correction to Addendum No. 3" dated December 27, 1995.

          46.7 Contractor's Proposal dated December 27, 1995, but excluding therefrom Exhibit Z.

          46.8 Letter from Brad Luhman of D.H. Blattner & Sons,
          Inc. dated January 9, 1996 and titled, "Mine Services &
          Earthwork Revised Bid."

          46.9 Addendum No. 5., "Bid Review and Request for
          Additional Information:, dated January 12, 1996.

          46.10     Letter from Brad Luhman of D.H. Blattner &
          Sons dated January 16, 1996, and titled "Additional
          Information Requested on January 12, 1996."

          46.11 Letter from James Sittner of USMX to Mr. Scott Blattner of D.H. Blattner & Sons, Inc. dated January 19, 1996 titled "Illinois Creek Project, Notice of Award for Mine Services and Earthworks Contract, No. C-300."

          46.12     Addendum No. 6, "Engineer's Estimate of
          Quantities", dated February 6, 1996.

          46.13     Letter from Brad Luhman of D.H. Blattner to
          Jim Sittner of USMX dated February 21, 1996, titled
          "...Revised Pricing."

          46.14     Fax from Brad Luhman of D.H. Blattner & Sons,
          Inc. to Don Hilleary of USMX dated February 23, 1996,
          "Year 6 Bid Sheet".

          46.15     Letter from Brad Luhman of D.H. Blattner &
          Sons, Inc. dated February 27, 1996 to James Sittner of
          USMX, Inc., titled Illinois Creek Project, Mine
          Services and Earthwork Adjusted Pricing Schedule.

          46.16     Letter from James Sittner of USMX, Inc. dated
          February 27, 1996 to Scott C. Blattner, titled Notice to Proceed, Illinois Creek Project, Mine Service and
          Earthworks Contract C-300.
                           Addendum A
                   to Illinois Creek Project
          Mine Services and Earthworks Contract C-300
           Section II - General Terms and Conditions


     The following provisions are added to the General Terms and Conditions as if inserted therein in the Sections and with the paragraph numbers indicated, unless otherwise provided:


          5.35.3 Owner hereby designates Mr. James A. Sittner, Owner's Manager of Development, as an Owner=s representative. Owner hereby designates Mr. Stephen Dieker as a General Manager for the Project as an additional Owner=s representative. From time to time, Owner may also designate as additional representatives from Steffen, Robertson and Kirsten (U.S.), Inc., Lyntek, Inc. and other engineering consulting firms various individuals to act on Owner's behalf with respect to determinations regarding compliance by Contractor with certain specifications, terms and provisions of this Contract. The names of such representatives and their specific responsibilities and authority will be provided in writing by notice given to Contractor in accordance with the NOTICES provisions of this Contract.

          5.4 Owner hereby designates Mr. Robert R. Monok, Owner's Construction Manager, and Mr. James A. Smith, Owner's Operations Manager, as additional representatives. Mr. Monok shall act as a representative of Owner in regards to the earthworks portion of the Contract during construction/development. Mr. Smith shall act as a representative of Owner under this Contract in regards to the mine services portion of this Contract during operations.

          11.2 Contractor shall conduct operations on the Site so as to avoid disturbance or destruction of archeological sites, including any artifacts found at the Site. If Contractor discovers such an archeological site or artifact, Contractor shall immediately discontinue work at the Site, except for noninvasive surface exploration, and shall notify Owner of its discovery. Work at the Site shall not be resumed without compliance with applicable law.

          11.3 Contractor shall not permit its employees, agents, contractors or subcontractors to fish or hunt on the Site.

          11.4 Contractor shall take all precautions consistent with good industry practice to prevent and suppress forest, brush and grass fire.

          11.5 Contractor shall protect all lease and claim boundary and survey monuments, witness corners, reference monuments and bearing trees against damage, destruction or obliteration. Any boundary markers, witness corners or monuments damaged or obliterated by Contractor shall be reestablished by the Owner in accordance with applicable law and/or accepted survey practices of the Federal Bureau of Land Management at the expense of Contractor.

          12.3 Contractor shall to the extent practicable, not allow controlled drugs or substances (other than medically prescribed drugs) to be brought to or consumed on the Site.

          15.2 Contractor shall invite, and consider in good faith, proposals or bids from NPMC, CIRI, and their affiliates for any subcontract. NPMC and CIRI shall be given as much advance notice as is reasonably practicable (but in no event less than fifteen (15) days unless an emergency situation is present) prior to notice being given to other potential bidders for all proposed subcontract work to be performed pursuant to this Contract.

     The following additional sentence is added at the end of paragraph 26.3

               The retention portion of this paragraph does not apply to the mine services portion of this Contract for Work done during the operations phase.

          26.8 The Contract Unit Prices payable in respect of the Work in any calendar year or portion thereof commencing on or after January 1, 1997 shall be adjusted effective as of the first day of such calendar based on the following method:

               The base price for all price adjustments shall be the Contract Unit Prices contained in the Contract for each Area of Activity. Adjustment to those Contract Unit Prices shall be made using the December Producer Price Indices, U.S. Department of Labor, Bureau of Labor Statistics. Indices for December, 1995 will be the base component for computing future adjustments. Labor adjustments will be determined by use of Alaska Department of Labor, "Alaska Economic Trends" Table 2, Average Hourly Earnings for the Mining Industry. Adjustments will be made effective as of January 1 of any year as soon as is reasonably practical following the receipt by Owner of the Indices.

               The following components will be subject to price adjustments. The average percent of each Contract Unit
          Price dollar components is established below. The sum of the averages during the base period is 100%.



COMPONENT                                        INDEX                                   INITIAL
                                                                                        COMPONENT
                                                                                         AVERAGE
                                                                                        PERCENTAGE

1. Equipment Replacement               Mining Machinery and Equipment                       17%
    Cost                                Industry Code 3532
2. Equipment Operating                 Tires and Inner Tubes                                22%
   Expense                             Truck/Bus, Including Off Highway
(Tires 10% and Parts 90%)              Product Code 3011-2

                                       Mining Machinery and Equipment
                                       Parts and Attachments
                                       Product Code 3532-9
3. Fuel, Oil, Grease                   Actual Cost as Verified by Each Party                 7%
4. Explosives                          Actual Cost as Verified by Each Party                 5%

5. Direct Labor                        Alaska Department of Labor                           25%
                                       Average Hourly Wage for Mining Industry

6. Indirect Labor                      Alaska Department of Labor                            9%
                                       Average Hourly Wage for the Mining Industry

7. G&A Profit                          Not to be Adjusted                                   15%

TOTAL                                                                                      100%

Adjustments to Unit Prices will be made by the following formulas:

                              A=(B/C) XD

                    Where:

                              A = Total adjusted component average percentage
                              B = Component index for latest December period.
                              C = Component index for December, 1995, the base period
                              D = Contract initial Component average percentage.

This formula will be applied to each component and the results for each component will be computed. The new adjusted percentage total will be the multiplier used to adjust Contract Unit Price items. An example follows:


 COMPONENT           PERCENTAGE         PERCENTAGE                     ADJUSTED
                         (D)               (B/C)                        MINING
                                                                      PERCENTAGE
     1                    17%            151.4/145.7=103.9%               17.7%

     2                    22%            Tires - 10%                      22.5%
                                         95.2/95.1=100.1%
                                         Parts - 90%
                                         137.4/134.3=102.3

     3                     7%            83.5/82.5=101.2                   7.1%

     4                     5%            No Adjustment = 100%                5%

     5                    25%            26.63/25.85=103.0%               25.8%

     6                     9%            26.63/25.85=103.0%                9.3%

     7                    15%            No Adjustment = 100%               15%

     ADJUSTED
     TOTAL                                                               102.4%


               This adjusted total would then be multiplied against the mining unit prices for the following 12 month period. For example, 1996 loading unit price for ore is $0.17/ton. Using the above adjustment, 1997 loading price would be $0.17 X 1.024=$0.174/ton.

          27.2 Payments to Contractor will not be made against a Work Authorization during the construction/development phase of this Project. Such costs will be accrued until the added work and the cost of same is incorporated into the Contract by Contract Amendment which Owner and Contractor shall finalize and execute whenever the aggregate of the costs accrued equal or exceed $50,000 or, whenever the aggregate costs are less than $50,000, not less frequently than once per month.

          27.3 Payments to Contractor will be made against a duly processed Work Authorization signed by Owner or Other Work@ done during operations phase of this Project as defined in Section III - Contract Specifications,
          Section 2.9 - Other Work of this Contract.

          30.5 Anything in this Contract to the contrary notwithstanding, in the event any lenders providing financing for the Project require a certification by an independent technical consultant for the funding of amounts due on Mechanical Acceptance or Final Acceptance, it shall be a condition to such Mechanical Acceptance and/or Final Acceptance that such certification shall have been obtained by Owner.

          34.2 Without limiting the foregoing provisions of paragraph 34.1, Contractor agrees that in the event of any litigation to resolve a dispute involving NPMC, Owner and Contractor, such litigation shall, at the election of Owner, be brought and carried out in the Superior Court for the State of Alaska, Third Judicial District, sitting at Anchorage; or the United States District Court for Alaska at Anchorage. Contractor hereby expressly submits and consents in advance to such jurisdiction and hereby waives any claim that either of such courts is an inconvenient or improper forum based on venue. Contractor shall require that any of its subcontractors also consent to the jurisdiction and appropriateness of any proceedings in any of the foregoing courts.

          35.3 Contractor shall comply with Owner=s agreement with NPMC which is a wholly owned subsidiary of CIRI regarding its hiring practices. Contractor shall adhere to the following standards:

               Contractor shall give sixty (60) days advance notice to Owner and NPMC or any other entity designated by Owner, of all anticipated job openings; and in hiring employees for work on the Project, Contractor shall give first preference to equally qualified and available local residents and shall then give a preference to equally qualified and available CIRI Shareholders and members of their immediate families.

          38.3 Owner agrees that the Contractor has no discretion or control under the Contract regarding the release, transportation or disposal of chemicals or chemically treated residue used in Owner's leaching operations, and has not authority to make decisions or implement actions or mechanisms to prevent and abate damage caused by disposal, transportation and release of those chemicals. In the event that Contractor is found to be a responsible party with regard to the site under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et. seq., or become liable under any other law applicable to the handling, disposal, or treatment of chemicals used only by Owner's leaching operations, Owner agrees to indemnify, defend at Owner's cost and expense and hold harmless Contractor from said liability except insofar as such liability is determined to have been caused by the sole negligence, gross negligence or intentional misconduct of Contractor.


          38.4 Hazardous substances transported in lots in excess of 100 pounds or 100 gallons (and the estimated quantities thereof) shall be disclosed by Contractor by written notice to Owner prior to their being brought on the Site. At the end of each calendar year, Contractor shall notify Owner of all hazardous substances and hazardous wastes, and the quantities thereof brought to, stored on, used on, or transported from the Site by it.

          40.4 In the event either Contractor or Owner proposes to use equipment of the other, the parties shall enter into a written equipment lease agreement, which shall include among other things usual and customary provisions relating to maintenance, indemnities similar to those contained herein and provisions regarding the identification of the legal owner of the equipment.

          42.7 Contractor and each of its subcontractors shall procure and maintain at its expense and in a form reasonably acceptable to Owner the types, and the greater of the minimum insurance coverages as are required by Sections 42.1 through 42.6 of Section II, General Terms and Conditions, of this Contract or as are required by the Illinois Creek Schedule of Required Insurance (Attachment AA@).

          42.8 Contractor shall require such insurers as Owner may require to designate lenders providing financing for the Project to name such lenders as "loss payee" on Contractors' Builders' Risk Policies.

     The following 43.5 replaces in its entirety 43.5 in the preceding portion of Section II - General Terms and Conditions.

          43.5 The indemnification obligations of Contractor shall survive the expiration or other termination of this Contract, subject to applicable laws regarding statutes of limitation. The representations and warranties of Contractor shall survive the expiration or other termination of this Contract, in the case of representations for twenty four (24) months and in the case of warranties for 12 months following Final Acceptance.

          43.6 Anything in this Contract to the contrary notwithstanding, the indemnification obligations of Contractor set forth in this Contract shall not apply with respect to any person or entity to be indemnified to the extent such person or entity is determined by a decision binding on such person or entity to have been guilty of (a) gross negligence or intentional misconduct or (b) if and to the extent that this Contract is deemed to be a construction contract within the meaning of Section 45.45.900 of Alaska Statutes or any replacement therefor, sole negligence. The foregoing shall not affect the validity of any insurance or agreement issued by an insurer obtained by Contractor for the benefit of Owner or others as provided hereunder.

          47.0 ASSIGNMENT OF CONTRACT BY OWNER.

          47.1 Owner may transfer or assign the Contract to any joint ventures or partnerships between it and NPMC, any of its subsidiaries, affiliates or any successors by merger and also to any lenders providing financing for the Project.

                    ILLINOIS CREEK PROJECT


                MINING AND EARTHWORKS CONTRACT

                           C-300



                      SECTION III





                CONTRACT SPECIFICATION

ILLINOIS CREEK PROJECT
MINING AND EARTHWORKS CONTRACT C-300
SECTION III
CONTRACT SPECIFICATION


Table of Contents

SECTION   TITLE                                         PAGE NO.

 1.0      INTRODUCTION                                    3
 2.0      SCOPE OF WORK                                   3
 3.0      WORK INCLUDED IN SPECIFICATION                  9
 4.0      WORK EXCLUDED IN SPECIFICATION                10
 5.0      MATERIAL FURNISHED BY OWNER                   10
 6.0      MATERIALS FURNISHED BY CONTRACTOR             11
 7.0      SCHEDULING THE WORK                           11
 8.0      MATERIAL CONTROL                              12
 9.0      MEASUREMENT FOR PAYMENT                       12
10.0      SITE FACILITY AND CLEAN UP                    13
11.0      EXECUTION                                     13
12.0      ATTACHMENTS                                   30

1.0  INTRODUCTION

          1.1 This Section of the Illinois Creek Mine Services and Earthworks Contract -- namely, Section III,
          Contract Specification -- establishes the Scope of Work for the Contract. The Contract Specification is coordinated with the Form of Proposal and is supplemented by the specific drawings, specifications and other documents which are made part of this Contract and which are listed in Section 12.0
          "Attachments".

          1.2 Work for which the Contractor shall be responsible is summarized below by Areas of Activity (AOA). A complete listing of the project by AOA showing areas of responsibility is listed in Section 12.0 "Attachments".


2.0  SCOPE OF WORK

          2.1  General.

               This specification covers the furnishing of all supervision, labor, equipment, temporary facilities, tools, materials and supplies required to perform the contract mine services and other earthwork at the Illinois Creek Project site. Years noted shall be based on the one year periods commencing with the date of the Contract unless otherwise noted.

     2.2  Mobilization/Demobilization (AOA-8810)

               Contractor shall be responsible for all the Work required to mobilize and demobilize its equipment, manpower, tools, material, and supplies from their respective points of origin to the point of departure stated in the Contractor's Form of Proposal.

     2.3  Earthwork Construction/Development (AOA-0000)

               Contractor shall be responsible for all Work necessary to (1) clear, grub and/or chip all trees and brush; (2) remove and stockpile all chipped organic material including the peaty and mossy organic mat; (3) remove and stockpile topsoil; (4) rip, drill, blast, cut rock and/or common material; (5) prepare foundations; (6) fill embankments; (7) compact fill,
          (8) install culverts, geotextile and rip rap; and (9) grade, finish and trim earthwork so that the completed earthwork construction/development conforms to the grades, elevations, lines, and pertinent cross sections as shown on the attached construction drawings, specifications and other documents.

               2.3.1     On-Site Infrastructure (AOA-2000).

               Plant Site Access/Transportation (AOA-
               2100).  Work shall include completing the
               construction of the main access road from the existing airstrip to the mine plant area. This Work includes the installation of any drainage ditches, culverts, geotextile and base course material required to develop an all weather road capable of handling Contractor's and Owner's equipment required to move personnel, equipment and supplies from the existing air strip to the mine plant site on a sustained basis. Work shall include maintaining the existing gravel airstrip during the construction period in 1996 in its current good condition and so that it is capable of handling C-133, C-130, DC-6 and light cargo airplanes. Contractor shall maintain the airstrip in its current condition from and after 1996 based on a reasonable price to be negotiated in good faith by Owner and Contractor.

                         General Plant Site Work (AOA-2200).
               Work includes site preparation at the plant site which contains the process plant, assay laboratory, maintenance shop, warehouse, administration office, ready line, fresh water pond and laydown yard. Site preparation includes work necessary to clear, grub, remove and stockpile the existing organic mat and topsoil, cut underlying silt layer down to the competent gravel zone which lies about one foot below the silt layer and rough grade the area.

               2.3.2     Crusher Site (AOA-4000).

                         ROM Stockpile and Retaining Wall (AOA-
               4100). Work includes all earthwork necessary by Contractor to construct a suitable run-of-mine
               (ROM) stockpile area capable of storing up to 15,000 tons of dolomitic limestone and 25,000 tons of ore. Work will also include the construction of an appropriate retaining wall if necessary to feed material to contractor's portable crushing and screening plant.

                         Portable Crushing, Screening and Wash
               Plant (AOA-4700). Work includes providing a portable plant capable of handling 15,000 tons of dolomitic limestone per year (90% passing 3" x 1.5") and 83,800 tons and 71,100 tons of ore grade overliner material for the leach pad (80% passing 1") in Years 1 and 3, respectively. It is expected that overliner material will require very little crushing as it can be obtained from the very friable, high grade gossan zone. The overliner will need to be processed during a three month period. Work will include all earthwork necessary to prepare an appropriate crusher site near the Owner's lime kiln complete with appropriate product stockpile area.

               2.3.3     Process Site (AOA-5000).

               Modified Valley Fill Leach Pad (AOA-
               5410).  Work shall include all earthwork
               construction required to construct the modified valley fill leach pad as summarized below and further defined in the SRK Report titled, AIllinois Creek Heap Leach Design Report", November 1995. The leach pad will be construction on a hillside. Downstream containment of the ore and process solution will be accomplished through the construction of an earthen embankment. A trough will be excavated behind the upstream toe of the embankment to serve as a barrow source for initial construction and to increase the storage capacity behind the embankment. The leach pad will be built in three stages. The first stage will be constructed in Year 1. It will consist of excavating a trough approximately 80 feet wide by 1500 feet long to a nominal base elevation of 500 feed (msl), constructing a berm to the 530 foot elevation and constructing a leach pad up slope of the trough to the 570 foot elevation contour. Stage two will be built in Year 3. It will consist of increasing the crest of the berm to 550 foot elevation and extending the leach pad up slope to the 635 foot elevation contour. Stage three is optional and will be constructed only if needed around Year 4. It will consist of increasing the crest of the berm to the 570 foot elevation.

                         Lime Kiln Site (AOA-5630).  Contractor
               shall construct the lime kiln site earthworks so that the completed site work shall conform to the grades, elevations, lines and pertinent cross-sections on the attached drawings or as specified by the Owner. Earthworks shall be completed up through rough grading and up to the point that the site is ready for structural excavation. Such work is to be done by others.

               2.3.4     Stormwater Diversion System (AOA-6200).

                         Work shall include all earthwork
               required to construct and maintain the stormwater diversion system as summarized below and as further defined in the SRK Report titled, AStormwater Pollution Prevention Plan" dated October 1995. The stormwater diversion system will consist of a system of (1) a permanent stormwater infiltration node; (2) temporary stormwater collection ponds and pits; (3) diversion ditches, channels and culverts; and (4) other stormwater treatment/best management practice (BMP) systems.

     2.4  Contract Mining (AOA-3000).

               During the operations phase of this Project, Contractor shall be responsible for all Work required to perform preproduction development and other contract mining required in accordance with the terms set forth in the Contract, as summarized below and as described in more detail in the attached construction drawings, specifications, documents and yearly production schedule. If the Contract price to be charged for the following work varies by pit, bench level, drill pattern or powder factor, the prices must be clearly stated in the Contractor's Form of Proposal.

                    2.4.1     Mine Preproduction Development (AOA-
                              3100).

                         Work shall include the following
                         elements as required to prepare mine site for production:

                      Clear and grub and/or chip all trees and brush,
                      Burn and/or otherwise dispose of
                      trees and brush, and
                      Remove and stockpile the equivalent of one foot of peaty surface mat, topsoil and/or plant growth medium.

                    2.4.2     Drill (AOA-3300).

                              Work shall include drilling and sampling of the ore and/or waste zones as required.

                    2.4.3     Blast (AOA-3400).

                              Work shall include blasting and/or
                              ripping ore and/or waste zones as required.

                    2.4.4     Load (AOA-3500).

                              Work shall include loading ore and/or
                              waste from 10-foot benches and/or 20-foot benches as required.

                    2.4.5     Haul (AOA-3600).

                              Work shall include hauling ore to the
                              crusher or to the leach pad and end dumping it on 10-foot to 20-foot lifts as dictated by the Owner. Work shall include hauling waste to the appropriate waste dump as shown on the construction drawings and/or dictated by the Owner.

                    2.4.6     Pits, Roads & Dumps (AOA-3700).

                         Work shall include the construction,
               development and maintenance of all mine access roads, mine haul roads, waste dumps and topsoil stockpiles. This Work includes watering all mine roads, dumps and stockpiles as necessary to maintain strict compliance with the terms and conditions of the State Air Quality Permit held by Owner. Owner will supply water to the Contractor at a mutually agreed upon site near the crusher to be used by the Contractor to fill its water truck(s). This Scope of Work covers all Work required by Contractor to maintain the various mine areas including the highwalls, safety benches, ramps, roads, pit working areas, waste dumps, and topsoil stockpiles in a safe and workman like manner.

                    2.4.7     Mine Support (AOA-3800).

                         The Work shall cover all other field
               costs incurred by the Contractor during the course of mining including but not limited to labor, maintenance and operating supplies, fuel, lubrication, tires and ground engaging components.

                    2.4.8     Mine General (AOA-3900).

                         This Scope shall cover all other Work
               required of the Contractor by the Owner and necessary to the completion of Work covered by
               Section 2.4, AContract Mining". It includes but is not limited to such items as any of the Contractor's direct costs of production (such as, supervision, equipment ownership and overhaul expenses) and indirect costs (such as, field facilities, other expenses, insurance, taxes, general and administrative items and profit) which have not been allocated to any other cost center.

     2.5  Contract Crushing (AOA-4000).

               During the operations phase of this Project, the Contractor shall be responsible for all Work required to perform contract crushing, screening, washing, and/or the rehandling of any crushed product utilizing the facilities and equipment provided by the Contractor.

           2.5.1     Crushed Overliner Material (AOA-4201).

                         Contractor shall be responsible for
               crushing ore grade overliner material for Owner as previously specified in Section 2.3.2.

           2.5.2     Dolomitic Limestone (AOA-4202).

                         Contractor shall be responsible for
               crushing dolimitic limestone for Owner to be used by Owner to feed Owner's lime kiln. Product produced is to be as previously specified in
               Section 2.3.2.  Product is to be placed in a
               stockpile for Owner.

            2.5.3     Crushed Ore/Overliner Material
                      Rehandle (AOA-4730).

                         Contractor shall be responsible for
               rehandling crushed overliner material and placing it on the leach pad as specified by the Owner. Overliner material shall be placed over the leach pad liner in a two-foot lift. Contractor will use extreme care in placing the overliner on and spreading it over the synthetic liner. Contractor will be held strictly responsible for any and all costs incurred by Owner during the course of repairing any liner damaged by Contractor.

                    2.5.4     Air Quality.

                         Contractor shall be responsible for
               maintaining strict compliance with the terms and conditions of the State Air Quality Permit held by the Owner. Contractor shall provide water sprays as necessary. Owner will provide a water supply to Contractor at a point near the Contractor's crusher site.

     2.6  Contract Loading of Leach Pad (AOA-5420).

               Contractor shall be responsible for all Work required to load run-of-mine (ROM) and/or crushed ore on the leach pad as shown on the construction drawings and/or as directed by the Owner. The proposed plan is to place the ore on the leach pad in horizontal lifts ranging in height from 10 feet to 20 feet. Owner may specify either one of two methods to load the leach pad as follows:

                    2.6.1     End Dumping (AOA-5421).

                         Contractor will work off the top of the
               new lift by dumping ore off the end of the new lift and down on top of the previously leached lift. Contractor will be responsible for ripping the previously leached lift to a minimum depth of three feet. Contractor will be responsible for pushing ore off the top of the new lift, ripping it and leveling it to ensure that the lift elevations are maintained to within 3 inches of the approved design in preparation for the Owner to lay the leaching distribution and collection piping system. Contractor shall clearly state whether this Work item is to be considered a separate charge or whether it is included in the Contractor's ore haulage charge (see Section 2.4.5 AHaul").

               2.6.2    Push Up Dumping (AOA-5422).

                         Contractor shall work off the top of the
               previously leached lift end dumping ore from its trucks and pushing it up to the desired lift height with a dozer and/or backhoe. Contractor will be responsible for ripping the previously leached lift parallel to the advancing face of the new lift before dumping the ore on it. Trucks or other wheeled vehicles will not be allowed to back over the area after it has been ripped.
               Contractor will be responsible for ripping and leveling the new lift to ensure that the lift elevations are maintained to within 3 inches of the approved design in preparation for the Owner to lay the leaching distribution and collection piping system.

     2.7  Contract Maintenance and Warehouse Services (AOA-7000).

               Contractor shall be responsible for all mine maintenance required to complete its Work and to maintain in good working order any of the Owner's facilities and/or equipment utilized by the Contractor. A heated shop and warehouse will be required at the mine plant site as well as the existing one located at the airstrip. Owner and Contractor will share maintenance and warehouse facilities as well as purchasing maintenance and warehousing responsibilities (see USMX Report titled, A1994 Year End Report, Illinois Creek Project, Alaska", December 15, 1994, Sections 11 and 18). Owner will provide general maintenance service for the process plant, assay laboratory, man camp, old man camp, administrative building and infrastructure. Contractor will be responsible for maintaining the maintenance shop/warehouse and for providing labor necessary to maintain Owner's and its own mobile equipment. Contractor shall be responsible for unloading from incoming aircraft, receiving, providing temporary storage and protection for, and transporting to appropriate installation site, as required, all equipment, materials, and supplies furnished by Owner as well as all equipment materials and supplies furnished by Contractor.

     2.8  Contractor's Indirect Costs (AOA-8800).

               Contractor shall be responsible for bidding its Work so that all of its indirect costs with the exception of mobilization are allocated to one of the direct areas of activity (AOA) defined in this Section (Section 2.0 AScope of Work"). Such indirect costs include but are not limited to the following: (1) field construction facilities, (2) field construction expenses, (3) Contractor's insurance, Contractor's taxes, (4) Contractor's G & A, and (5) Contractor's profit. This specification will not be used unless Owner and Contractor mutually agree to an arrangement which allows for Work to be allocated in this manner.

     2.9  Other Work.

               From time to time during the life of the Contract , Owner may have other miscellaneous work requirements for which it will request the services of the Contractor. Contractor shall exercise its best efforts to comply with all such requests. Such requests shall be issued in writing by the Owner. Such other work shall be conducted at the direction of the Owner and, except as agreed to the contrary in writing by the Owner and Contractor, shall be paid for in accordance with the Contractor's unit prices and/or hourly rates established in Section IV, AForm of Proposal" of this Contract.

3.0  WORK INCLUDED IN SPECIFICATION

          The Work included in this specification shall include but is not limited to the following:

          3.1  Plan and organize the Work

          3.2 Mobilize all materials as specified, construction equipment, facilities and manpower necessary to accomplish the Work in accordance with the drawings and specifications (see Section 12.0 "Attachments") and within the proposed schedule (see Section 7.0
          "Scheduling Work").

          3.3 Provide sufficient quantities of equipment for each part of the Work bid to complete all items of Work within the schedule. Contractor shall not remove equipment from the Site without Owner's approval.

          3.4 Unload, receive, provide temporary storage and protection for, and transport to the installation site, as required, all equipment and materials furnished by Owner.

          3.5 Coordinate survey control through the on-site designated representatives of Owner. Owner will provide for all survey work.

          3.6 Notify Owner immediately of any discrepancies encountered with drawings, specifications or major survey control points.

          3.7 Provide scheduling and cost control of the Work to a standard that is acceptable to Owner.

          3.8 Maintain all construction equipment in proper working condition, including Owner's equipment utilized by Contractor.

          3.9  Maintain traffic flows in a controlled and safe manner.

          3.10 Repair damages to the Work caused by weather or construction.

          3.11 Provide onsite transportation for contract personnel in a manner that is acceptable to the Owner.

          3.12 Provide quantity takeoffs from survey information to establish payment quantities. Quantity information shall be in such format and detail as is acceptable to the Owner.

          3.13 Clean up the working areas to the satisfaction of the Owner and demobilize all materials, construction, equipment, and facilities from the Site once the Work is completed.

          3.14 In case of accident furnish first aid to injured and provide extrication of injured to the nearest medical center or obtain medical assistance. Owner and Contractor will work together to staff their respective work forces with adequately trained Emergency Medical Technicians (EMT) and to establish air medivac services.

          3.15 Provide a bi-monthly report to Owner detailing material purchases, work in progress, completed items, equipment received, job status and work planned for next month. Provide in depth discussion of problems or delays which may arise in meeting contractual completion dates.

          3.16 Contractor shall work closely with Owner to coordinate the installation of the pregnant solution pump. Pipe connections, pump installation as well as all trenching leading to and from the sump will be done by Owner or by Contractor as AOther Works".
          Installation shall be directed by the Owner.


4.0  WORK EXCLUDED IN SPECIFICATIONS

     The following items are specifically excluded from Contractor's Scope of Work.

          4.1  Primary control and construction surveys.

          4.2  Concrete foundations.

          4.3  Liner installation and trenching.

          4.4 Man Camp, mine plant site, lime kiln and valley fill leach pad piping and trenching, including the installation of the pregnant solution pumps.

          4.5 Structural excavation, including trenching for concrete foundations and fine grading of mine plant, man camp and lime kiln areas.


5.0  MATERIAL EQUIPMENT AND OTHER ITEMS FURNISHED BY OWNER

          5.1 Camp facilities for Contractor's employees including room and board while they are on site. The existing camp can handle approximately 30 people. The new camp will be able to service 90 people.

          5.2 Maintenance/Warehouse facilities. Contractor will be able to share the use of the existing maintenance/warehouse facilities at the airstrip until the new facilities are constructed.

          5.3 Office facilities both in the administration building and in the maintenance/warehouse.

          5.4  Outside communication capabilities.

          5.5  Lot - Leach Pad and Pond Leak Detection Piping and
          Sumps.

          5.6 Contractor should state which if any of the Owner's mobile equipment and/or facilities it will need.

6.0  MATERIAL FURNISHED BY CONTRACTOR

          6.1 Contractor shall furnish all dozers, scrapers, excavators, cranes, trucks, mixers, generators, compressors, welders, fuel, lubricants, and all other construction supplies, small tools, materials, and equipment not provided by Owner.

          6.2 Contractor shall furnish crushed screened material for leak detection trench drain rock as specified by the Owner.


7.0  SCHEDULING THE WORK

          7.1 Completion of the following items of work on the dates indicated is a contractual requirement.
          Contractor shall furnish sufficient personnel, equipment and supervision and shall work such hours, including overtime, as necessary and as approved by Owner, to complete the Work not later than the following dates:

          AOA     Scope of Work Description          Early Start Date  Late Finish Date

          -       Invitation to Bid                  11-27-95          N/A
          -       Bids due from Contractors          N/A               12-27-95
          -       Contract Award Date                1-15-96           2-15-96
          -       Notice to Proceed                  3-15-96           4-15-96
          8810    Mobilize at Point of Departure     4-15-96           5-15-96
          -       Earthwork Construction
          2000    On-Site Infrastructure             4-15-96           6-30-96
          3100    Mine Site Development              6-01-96           8-31-96
          4000    Crusher Site Development           6-15-96           7-01-96
          5000    Process Site Development           4-15-96           8-31-96
          5410    Modified Valley Fill Leach Pad     4-15-96           7-15-96
          5630    Lime Kiln Site Development         6-15-95           7-01-96
          6200    Stormwater Diversion System        6-15-95           7-31-96


               Field completion dates are based on a contract award date of February 15, 1996.

          7.2 Bidder, during bid preparations, shall satisfy itself that it has planned and scheduled the Work to the degree necessary to fairly price the Work. Planning and scheduling shall include the possible effects of weather, other contractors, confined spaces and the remote site. Request for changes due to the failure of Contractor to adequately plan and schedule the work will not be considered.

          7.3 The Contractor shall prepare a detailed bar chart scheduled within one (1) week after receipt of Notice to Proceed.

          7.4 Contractor shall utilize accepted, effective scheduling techniques throughout the course of the Work. Owner will request periodic meetings with the Contractor to review Contractor's progress, personnel, deliveries, and future planning.

8.0  MATERIAL CONTROL

          8.1 Contractor shall be responsible for purchasing, expediting, receiving, handling, transporting, warehousing, and protecting all materials required to complete the Work furnished by Contractor.

          8.2 Contractor shall be responsible for unloading, receiving, handling, transporting, warehousing, and protecting all materials furnished by Owner.

          8.3 No material, including material furnished by Contractor, shall be removed from the jobsite without written authorization from the Owner.


9.0  MEASUREMENT FOR PAYMENT

     9.1  Measurement of Work Performed:

         Progress payments to be made to the Contractor shall be for Work actually performed based upon actual measurements.

     9.2  Quantity Measurement:

          The measurement to be used to calculate the quantity of Work completed will correspond to the unit of measurement stated in Section 2.0 of the Contractor's Form of Proposal. For example, measurement of the volume of ore and waste for purposes of establishing Work performed by Contractor shall be by Abank cubic yard" determined by field surveys of pit excavations. "Bank cubic yards", as used herein, means earth, rock and/or overburden in place before drilling, blasting or ripping. To compute tonnage, a factor of 12.9 cubic feet per dry ton, in place, will be used for the ore zone. A factor of 12.2 cubic feet per dry ton, in place, will be used for the waste zone. A tonnage factor of 18 cubic feet per dry ton, in place, will be used for topsoil.

               The Owner shall survey the excavation and backfill progress on a weekly basis or more often if necessary for the purpose of calculating volumes. The planned elevations will be used as a basis for determining the volume removed in bank cubic yards. Copies of survey notes, plots and calculations will be furnished upon request for verification purposes. If the parties fail to agree on the volume removed as shown by the surveys and calculations, an independent party shall be paid for by the party whose contention regarding the aggregate volume removed was furthest from the amount determined by the independent party.

               No additional allowance will be made for rock removal, dewatering, site clearing and grading, filling, compaction, disposal or removal of any unclassified materials.

10.0 SITE FACILITIES AND CLEANUP

          10.1 Contractor shall furnish suitable security, first aid, and safety facilities as approved by Owner.
          Contractor is responsible for the safety of its employees, including jobsite first aid, transportation to and from doctor and arrangements for offsite medical services.

          10.2 Contractor shall furnish all necessary temporary facilities such as toilets, drinking water, electric power, air compressors, lighting, heaters gang boxes, office trailers, telephones, radios, crew shacks, and reprographic equipment.

          10.3 Owner will be awarding other contracts for construction on this Project. Contractor shall fully cooperate with other contractors and carefully fit its work to other work as may be directed by the Owner. Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, and shall store construction materials and equipment in areas assigned by Owner.

          10.4 Contractor shall arrange its work and shall store and dispose of materials being used so as not to interfere with the operations of other contractors. It shall coordinate its work with others in an acceptable manner and perform it in a proper sequence to that of others.

          10.5 Contractor shall keep the area in which it is
          working clean of all debris.   Upon leaving any area
          after completion of work, Contractor shall remove from premises all rubbish and unused materials.


11.0 GENERAL WORK SPECIFICATIONS AND METHODS OF EXECUTION

          11.1 The following general specifications and methods of execution shall apply to all the Work covered by this Contract which is not covered by a specific specification and/or method of execution.

     11.2 Clearing and Grubbing

               11.2.1    This work consists of clearing,
               grubbing, removing and disposing of vegetation and debris within the limits of the construction site.

               11.2.2    Surface objects, tress, stumps,
               roots and other protruding obstructions, designated for removal shall be cleared and/or grubbed, including mowing, as required.

               11.2.3    Grass, grass roots and incidental
               top soils shall not be left beneath a fill area, nor shall this material be used as fill material.

               11.2.4    Except in areas to be excavated,
               holes resulting from the removal of obstructions shall be backfilled with suitable material and compacted.

               11.2.5    Burning, if permitted, shall be
               done in accordance with applicable laws, ordinances, and regulations. If perishable material is burned, it shall be burned under the constant care of the Contractor at such time and in such manner that the surrounding vegetation, other adjacent property, or anything designated to remain will not be jeopardized.

               11.2.6    Materials, debris and unburned
               perishable materials may be disposed of by methods and at locations approved by the Owner. If disposal is by burying, the cover material shall provide a cover at least 12 inches and shall be graded and shaped to present a pleasing appearance.

               11.2.7    Trees, shrubbery, grass and other
               vegetative ground cover outside the construction area shall be preserved and protected from damage, and the Contractor will be responsible for any damage thereto resulting from construction operations. Contractor shall take reasonable care to avoid damage by its construction operations to lands adjacent to the site. All vegetation and ground cover not within the construction site shall be preserved and protected as directed.

     11.3 Chipping

               Small trees, shrubbery and brush will be chipped to form an organic mulch when directed by the Owner and/or the Contract. Trees typically range from 3-inches to 9-inches in diameter with minor larger trees present. Larger trees may be chipped and/or individually disposed of as approved by the Owner.

     11.4 Remove and Stockpile Organic Material

               In those areas where chipping is specified, Contractor shall remove and stockpile all chipped and organic material including the 3-inch to 9-inch peaty surface mat. This material shall be stockpiled separately from the topsoil as it will be used during reclamation to construct a biomass channel to remove heavy metals from the leach pad solutions.

     11.5 Remove and Stockpile Topsoil

               Enough topsoil will be removed and stockpiled to cover the area to be reclaimed with one foot of topsoil and/or plant growth medium such as the silt layer just below the "A" horizon.

     11.6 Excavation and Structural Fill

               The work of this Section includes all earthwork required for construction of the Project. Such earthwork shall include, but not be limited to, the loosening, removing, loading, transporting, depositing, and compacting in its final location of all materials wet and dry, as required for the purposes of completing the Work specified in the Contract Documents, which shall include, but not be limited to, the furnishing, placing, and removing of sheeting and bracing necessary to safely support the sides of all excavation; all pumping, ditching, draining, and other required measures for the removal or exclusion of water from excavation; the supporting of structures above and below the ground; all backfilling around structures and all backfilling of trenches and pits; the disposal of excess excavated materials; borrow of materials to make up deficiencies for fills; and all other incidental earthwork, all in accordance with the requirements of the Contract Documents.

               The Contractor's attention is directed to the provisions of Subpart P, Section 1926.652 of the OSHA Safety and Health Standards for Construction, which require that all banks and trenches over 5 feet high shall be shored or sloped to the angle of repose.

               11.6.1    Cut/Earth Excavation

                         Earth excavation shall consist of the
               excavation and removal of suitable soils for use as structural fill as well as the satisfactory disposal of all vegetation, debris and deleterious material encountered within the area to be graded and/or in a borrow area.

                         Excavated areas shall be continuously
               maintained such that the surface shall be smooth and have sufficient slope to allow water to drain from the surface.

               11.6.2    Structural Fill

                         Structural fill shall consist of a
               controlled fill constructed in areas indicated on the grading plans.

                         Structural fill material shall consist
               of soils that conform to the following physical characteristics:

                    Sieve Size            Percentage Passing
                    (Square Openings)           by weight

                    3 inch                        100
                    No. 4                       50-100
                    No. 200                      0-30

                         The plasticity index of materials to be
               used as structural fill shall not exceed 10 as determined in accordance with ASTM D4318.

                         The fill materials shall be free from
               roots, grass, other vegetable matter, clay lumps, rocks larger than 6 inches, or other deleterious materials.

                         Site soils may be used for structural
               fill, provided they meet the requirements of

               Section 11.6.2.

                         The results of the soil investigation
               indicate that adequate site soils exist which will meet these requirements, selective excavation or blending may be required.

                        11.6.3    When the quantity of suitable
               material required for fill is not available within the limits of the jobsite, the Contractor shall import sufficient suitable materials for fill to the lines, elevations and cross sections as shown on the drawings form borrow areas. The Contractor shall obtain from owners of said borrow areas the right to excavate material, shall pay all expenses in developing the sources including the cost of right-of-way required for hauling the material.

     11.7 Construction

               11.7.1    Building Area Preparation

                         Areas to receive fill and cut surfaces
               at final grade shall be scarified to a depth of 12 inches. The scarified surface shall then be compacted as specified in Section 11.7.2. Scarification and moisture conditioning can be deleted in areas in which bedrock is exposed at the surface or as approved by Owner. Compaction of the bedrock shall be by proof rolling.

               11.7.2    Compaction

                         Fill shall be spread in layers not
               exceeding 8 inches, watered as necessary, and compacted to a density of not less than 95 percent of maximum dry density. Moisture content at time of compaction shall be maintained within the limits of 2 percent below to 3 percent above optimum moisture content.

                         Optimum moisture content and maximum dry
               density for each soil type used shall be determined in accordance with ASTM D1557.

               11.7.3    Solution Ponds

                         Areas to receive fill and cut surfaces
               at final grade shall be scarified to a depth of 8 inches, moisture conditioned and compacted to a minimum 90% of maximum density per ASTM D1557. Moisture content should be maintained within the limits of 2 percent below to 3 percent above optimum moisture content.

                         Areas of compacted subgrade to receive
               the geomembrane liner material shall be free of angular gravel, gravel over 2 inches in diameter and hard objects within 4 inches of the surface. These areas shall be graded to a continuous smooth surface. Areas that require a thin lift of soil to fill irregularities shall be compacted with at least 4 passes of a 5 ton minimum weight smooth drum or pneumatic roller. The top surface of the completed pond shall be inspected to ensure that it shall be free from depressions, cracks, sharp or oversized rocks, and other foreign material which might puncture the synthetic liner. This surface treatment includes side slopes as well as the bottom of the pond.

               11.7.4    Heap Leach Pad

                         This general specification 11.74 does
               not apply at Illinois Creek. Please see appropriate specification in the Attachments.

                         Areas to receive fill and cut surfaces
               at final grade shall be scarified to a depth of 8 inches, moisture conditioned and compacted to a minimum 95% of maximum dry density per ASTM D1557. Moisture content should be maintained within the limits of 2 percent below to 3 percent above optimum moisture content.

                         Areas of compacted subgrade to receive
               the geomembrane liner material shall be free of angular gravel, gravel over 2 inches in diameter and hard objects within 4 inches of the surface. The prepared subgrade shall be covered with a minimum thickness of 12 inches of a compacted clay liner. The maximum particle size shall be 3/4 inches. The clay liner material shall have a minimum of 30 percent passing the No. 200 sieve by weight. The minus 200 mesh material may be composed of either clay or silt. The clay liner material shall be of a type that can be compacted to have a maximum permeability of 1 x 10-6 cm/sec. After compaction and removal of any oversize material, the final surface preparation will be provided by a heavy, smooth steel drum vibratory roller. The clay liner shall be constructed of material from a borrow area approved by the Owner. These areas shall be graded to a continuous smooth surface.

                         The top surface of the completed leach
               pad shall be inspected to ensure that it shall be free from depressions, cracks, sharp or oversized rocks, and other foreign material which might puncture the synthetic liner.

                         Areas that require fill shall be placed
               in lifts no thicker than 10 inches when compacted, moisture conditioned and compacted as previously described.

               11.7.5    Controlled Fill

                         Contractor shall not do this type of
               Work when the atmospheric temperature is below 35 degrees. It shall be the responsibility of the Contractor to protect all areas of completed work by methods approved by the Owner. Any areas that are damaged by freezing shall be reconditioned, reshaped and compacted by the Contractor in conformance with the requirements of this specification without additional cost to the Owner.

     11.8 Standards

               Without limiting the generality of other requirements of the Specifications, all work specified herein shall conform to or exceed the applicable requirements of the following ASTM documents to the extent that the provisions of such documents are not in conflict with the requirements of this Section:

      .   ASTM D 1557      Test Method for Determining Compaction by
                           Standard Proctor

      .   ASTM 698         Test Methods for Moisture-Density
                           Relations of Soils and Soil Aggregate
                           Mixtures, Using 5.5-lb. (2.49-KG) Rammer and 12 in. (304.8 mm) Drop.

     11.9 Quality Assurance

               All soils testing will be done by a testing laboratory of the Owner's choice at the Owner's expense. Compaction and soil testing will be carried out by an independent soils contractor who shall be under the direction of the Owner, and, whenever applicable any engineers retained by Owner to assure compliance with any standards or requirements of this Contract or law. Final acceptance of any earthworks must be approved by both the soils contractor and Owner.

     11.10     Pipeline Trench Excavation

               Unless otherwise shown or ordered by the Owner, excavation for pipelines and utilities shall be open-cut trenches. Trench widths shall be kept as narrow as is practical for the method of pipe zone densification selected by the Contractor, but shall have a minimum width at the bottom of the trench equal to the outside diameter of the pipe plus 36 inches. The minimum width at the bottom of a trench to be used to install HDPE pipe will be equal to the outside diameter of the pipe plus 12 inches unless otherwise shown or ordered by the Owner.

               Except when pipe bedding is required, the bottom of the trench shall be excavated uniformly to the grade of the bottom of the pipe. The trench bottom shall be given a final trim, using a string line for establishing grade, such that each pipe section when first laid will be continually in contact with the ground along the extreme bottom of the pipe. Rounding out the trench to form a cradle for the pipe will not be required.

               The maximum amount of open trench permitted in any one location shall be 500 feet, or the length necessary to accommodate the amount of pipe installed in the single day, whichever is greater. All trenches shall be fully backfilled at the end of each day or, in lieu thereof, shall be covered by heavy steel plated adequately braced and capable of supporting vehicular traffic in those locations where it is impractical to backfill at the end of each day. The above requirements for backfilling or use of steel plate will be waived in cases where the trench is located further than 100 feet from any travelled roadway or occupied structure. In such cases, however, barricades and warning lights meeting OSHA requirements shall be provided and maintained.

               Where the Drawings indicate that trenches shall be over-excavated, they shall be excavated to the depth shown, and then backfilled to the grade of the bottom of the pipe. Work specified in this Section, shall be performed by the Contractor at its own expense.

          When ordered by the Owner, whether indicated on the Drawings or not, trenches shall be over-excavated beyond the depth shown. Such over-excavation shall be to the depth ordered. The trench shall then be backfilled to the grade of the bottom of the pipe. All work specified in this Section shall be performed by the Contractor at its own expense when the over-excavation ordered by the Owner is less than 6 inches below the limits shown. When the over-excavation ordered by the Owner is 6 inches or greater below the limits shown, additional payment will be made to the Contractor for that portion of the work which is located below said 6-inch distance. Said additional payment will be made under separate unit price bid items for over-excavation and bedding if such bid items have been established; otherwise payment will be made in accordance with a negotiated price.

               Where pipelines are to be installed in embankment or structure fills, the fill shall be constructed to a level at least one foot above the top of the pipe before the trench is excavated except as noted below.

     11.11     Over-Excavation Not Ordered, Specified, or Shown

               Any over-excavation carried below the grade ordered, specified, or shown, shall be backfilled to the required grade with the specified material and compaction. Such work shall be performed by the Contractor at its own expense.

     11.12     Disposal of Excess Excavated Material

               The Contractor shall remove and dispose of all excess excavated material at its own expense.

               All excess material, including rock and boulders that cannot be used in embankments shall be disposed of as directed by the Owner. APPROXIMATE LOCATION TO BE DETERMINED AT THE JOBSITE MEETING. It is the Contractor's responsibility to determine if sufficient material is available for the completion of the embankments before disposing of any materials. Any shortage of suitable materials for completion of the work caused by premature disposal of materials by the Contractor shall be replaced by the Contractor at no cost to the Owner.

     11.13     Backfill - General

               Backfill shall not be dropped directly upon any structure or pipe. Backfill shall not be placed around or upon any structure until the concrete has attained sufficient strength to withstand the loads imposed.

               Except for drainrock materials being placed in over-excavation areas or trenches, backfill shall be placed after all water is removed from the excavation.

     11.14     Placing and Spreading of Backfill Materials

               Backfill materials shall be placed and spread evenly in layers. When compaction is achieved using mechanical equipment the layers shall be evenly spread so that when compacted each layer shall not exceed 10 inches in thickness.

               During spreading each layer shall be thoroughly mixed as necessary to promote uniformity of material in each layer. Pipe zone backfill materials shall be manually spread around the pipe so that when compacted the pipe zone backfill will provide uniform bearing and side support.

     11.15     Compaction of Fill, Backfill, and Embankment
               Materials

               Backfill materials shall be mechanically compacted to the specified percentage of maximum density. Equipment that is consistently capable of achieving the required degree of compaction shall be used and each layer shall be compacted over its entire area while the material is at the required moisture content.

               The Contractor shall submit a list of its proposed compaction equipment and methods for approval by the Owner 15 days prior to commencing its compaction operations. If the Contractor's compaction equipment and/or the methods are found by the Owner to be insufficient to produce the specified compaction results, the Contractor shall make adjustments of its equipment at no cost to the Owner.

               Materials shall be compacted by means of at least 2 passes from a flat plate vibratory compactor, except when such materials are used for pipe zone. Backfill vibratory compaction shall be used at the top of the pipe zone or at vertical intervals of 24 inches, whichever is least.

               Flooding, ponding, or jetting shall not be used for compaction.

     11.16     Pipe and Utility Trench Backfill

               The pipe zone is defined as the trench cross sectional area between a line 6 inches below the bottom of the pipe, i.e., the subgrade, to a level line 6 inches above the top of the pipe. The bedding for flexible pipe is defined as that portion of pipe zone backfill material between the subgrade and the bottom of the pipe. The bedding for rigid pipe is defined as that portion of the pipe zone backfill material between the subgrade and a level line which varies from the bottom of the pipe to the spring line as shown on the Drawings.

               Bedding shall be provided for all sewers, drainage pipelines, and other gravity flow pipelines. For other pipelines the bedding may be omitted if all the following conditions exist:

              .The pipe bears on firm, undisturbed native soil
            which contains only particles that will pass a one-inch sieve.

              .The trench excavation is not through rock or
            stones.

              .The trench conditions match those specified by
            the pipe manufacturer for installation of pipe directly on the subgrade.

              .The subgrade soils have, as a maximum, a
            moisture content that allows compaction.

               Where bedding is required after compacting the bedding the Contractor shall perform a final trim using a string line for establishing grade, such that each pipe section when first laid will be continually in contact with the bedding along the extreme bottom of pipe.

               The pipe zone shall be backfilled with the specified backfill material. the Contractor shall exercise care to prevent damage to the pipeline coating, cathodic bonds, or the pipe itself during the installation and backfill operations.

     11.17     Riprap Materials

               The Contractor shall provide riprap material to comply with the specifications as outlined herein. Riprap shall consist of dense, natural rock fragments, varying uniformly between 8 inches and 14 inches maximum dimension unless otherwise specified. Stone used for riprap shall be hard, durable, angular in shape; resistant to weathering and to water action; free from overburden, spoil, shale and organic material; and shall meet the gradation requirements specified. Neither breadth nor thickness of a single stone should be less than one-third its length. Shale and stone with shale seams are not acceptable.

               The acceptability of the stone will be determined by Owner prior to construction.

               11.17.1   Surface Preparation

                         Where riprap is to be placed as
               embankment protection, all receiving slopes shall be graded to a uniform surface. At banks and embankment, riprap shall be placed within the limits shown on the Construction Drawings.

                         After surface preparations are completed
               for the placement of either embankment or channel protection riprap, the Owner's inspections and approval of the lines and grades shall be secured prior to placement of any riprap.

               11.17.2   Placement

                         Riprap shall be placed progressively
               from the bottom upward and in a manner approved by the Owner. The finished rock mass shall be homogeneous, well-graded and dense without voids. Care shall be taken to prevent damage to the geotextile fabric underlayment. Local surface irregularities of the finished slopes shall not vary from the planned slopes by more than 8 inches measured at right angles to the slope. Care shall be taken during excavation and riprap placement to minimize sediment production in all stream channels.

     11.18     Corrugated Metal Pipe

               All CMP pipe located all or partially above the existing ground profile shall be anchored as shown on the Drawings and directed by the Owner in the field.

               11.18.1   Pipe

                         Corrugated metal pipe shall conform to
               the requirements of the "Standard Specifications for Corrugated Metal Culvert Pipe" (AASHTO M-
               36) and shall have a minimum plate thickness of 14 gage pipe shall be galvanized steel.

               11.18.2   Fittings

                         All CMP shall be joined using standard
               or two-piece corrugated bands which mesh with the corrugations of the pipe ends. Bands shall be tightened to manufacturer's recommendations. Bolts shall be galvanized steel.

               11.18.3   Laving Pipe

                         The pipe shall be installed as specified
               herein and shown and the sections shall be closely jointed to form a smooth flow line. Immediately before placing each section of pipe in final position for jointing, the bedding for the pipe shall be checked for firmness and uniformity of surface.

                         Proper implements, tools, and facilities
               as recommended by the pipe manufacturer's standard printed installation instructions shall be provided and used by the contractor for safe and efficient execution of the work. All pipe, fittings, and accessories shall be carefully lowered into the trench by means of derrick, ropes, or other suitable equipment in such a manner as to prevent damage to pipe and fittings. Under no circumstances shall pipe or accessories be dropped or dumped into the trench.

                         Cutting of the pipe shall be
               accomplished in accordance with the pipe manufacturer's standard procedures for this operation. Pipe shall not be cut by any method that may damage the pipe or will produce ragged, uneven edges.

                         The pipe and accessories shall be
               inspected for defects prior to lowering into the trench. Any defective, damaged or unsound pipe shall be repaired or replaced. All foreign matter or dirt shall be removed from the interior of the pipe before lowering into position in the trench. Pipe shall be kept clean during and after laying.

     11.19     Contract Mining Specifications

               All mining operations are to be carried out in accordance with good mining practice and in a workmanlike manner. The mine is to be developed in accordance with the Owner's mine design as indicated in the Contract, as summarized below and as described in more detail in the attached mine plans, drawings, specifications, documents and yearly production schedule.

                    11.19.1   Efficiency Objective.

                         Contractor acknowledges that the primary
               objective of mining is to minimize dilution of ore with waste and to deliver material to the proper location, in an orderly fashion, as directed by Owner. Contractor will work with Owner to accomplish this objective. Should any employee(s) not cooperate to obtain Owner's objective, Owner retain the right to remove such employee(s) from any positions affecting Owner's objectives or for safety related reasons.

                    11.19.2   Commencement Condition.

                         Owner's commitment to commence or
               continue Work under this Contract is expressly conditioned upon Owner obtaining all necessary Federal and State permits required to commence and/or continue Work on terms and conditions satisfactory to Owner as determined in Owner's sole discretion. Owner agrees to use all reasonable efforts to obtain such approvals and in the event of any significant delays, to keep Contractor reasonably apprised of material developments during, and upon termination of, such efforts.

                    11.19.3   Schedule Determination and
                              Flexibility.

                         Owner will provide to Contractor its
               proposed mining schedule for the Contract Time. Contractor shall, as requested by Owner, follow and maintain such schedule and any modifications to schedule that may be specified by Owner within ten (10) percent greater or lesser than the agreed upon production rates on a monthly basis and within five (5) percent on a yearly basis. Owner shall give Contractor reasonable notice of the mining rates to be followed, and/or any change to aforementioned rate, to afford Contractor a reasonable time period to make any adjustments in its ability to perform the Work.

                    11.19.4   Mine Plan.

                         Owner and Contractor acknowledge that
               the contract unit price(s) quoted in the Contractor's Proposal apply specifically to the Work proposed in the mine plan presented by Owner at the time of the Contractor's Proposal. Changes to the mine plan will not result in rate escalations or reductions unless it is demonstrated to both parties that such changes have increased or decreased the haul lengths or required Work per unit of production by at least 10% from the original mine plan. Such additional or decreased haulage increments or unit work requirements will be computed by a method acceptable to both parties -- e.g., an acceptable equipment vehicle simulation analysis. Contractor acknowledges that the Owner plans to update the mine plan at least once a year or more often as necessary.

               11.19.5   Changes in Scope.

                         The schedule and production rate
               parameters referred to in Section 11.19.3 above are not intended by the parties to define a minimum or maximum Scope of Work under this Contract.

               11.19.6   Clear and Grub

                         This Work shall consist of clearing,
               grubbing, chipping, and/or burning as necessary to remove and/or dispose of vegetation and debris within the limits of the mine site.

               11.19.7   Remove and Stockpile Topsoil

                         This Work shall consist of removing and
               stockpiling the equivalent of one foot of peaty surface mat, topsoil and/or plant growth medium.

               11.19.8   Drill

                         Drill patterns shall be designed in a
               manner to minimize dilution of ore grade material and achieve sufficient fragmentation to facilitate subsequent leaching. Owner reserves the authority to approve all drill patterns to be used.

                         Contractor's drillers shall take samples
               of drill cuttings, fill out sample tags, fill out daily drill reports, and prepare the samples for shipment to the assay lab. Samples retrieved by the drillers or drill helpers will not include the subdrill. Subdrill depths will be sufficient to ensure that bench elevations are mined to + 1 foot. All ramps will be drilled to ramp grade. Contractor's drills shall be of suitable design and capability to perform the drilling work at the operation. Drill hole diameter will be compatible to pattern spacing and bench height. Contractor acknowledges that minimizing material movement as a result of drilling and blasting achieves the primary efficiency objective. Unless stated otherwise in the Contractor's Form of Proposal the specified drill pattern for the base case against which the Contractor's required Work per unit of production will be calculated is a 15-foot by 15-foot pattern, a 6 :-inch diameter hole and a 20-foot bench.

                         No subdrilling will be allowed to
               penetrate the limits of safety bench crests on the bench below.

                         All drill patterns will be approved by
               Owner. Should any area drilled not meet the specified hole spacing, Owner will require the Contractor, at its expense, to fill in gaps to obtain samples and to assure bench grades will be obtainable without the use of dozers.

               All pit benches which daylight will be drilled such that sampling and blasting meet Owner's requirements for pattern spacing and bench grade control. The Contractor should be prepared to add additional blastholes necessary to mine off benches.

                         All of the foregoing shall be subject to
               Owner's request for control alternatives. Due to the varied rock fabric, it may be necessary to implement controlled blasting or other techniques along the pit walls to prevent excessive breakage beyond the final pit slope limit, but enable cleaning to the final design toe to ensure that catch bench widths are the maximum size possible within the limits of pit slope and bench face angles. When pre-splitting is required the hole spacing is not to exceed in number of feet the holes diameter in inches B e.g., the pre-split hole spacing shall not exceed 7 feet given a 6 :- inch diameter hole.

                         Contractor shall provide each drill with
               a sample collecting device that is approved by Owner. Owner shall have the right to require a substitute sampling method if it can be shown that the Contractor's sampling method does not give a true indication of the metal values for the total drill cuttings removed from the hole. Samples will be taken for all holes drilled at drill intervals requested by Owner. Contractor will cooperate with Owner so as to promote Owner's objective of having assay results within forty-eight (48) hours after the samples are delivered to the lab.

               11.19.9   Blast

                    Blasting will be conducted in a safe and
               workmanlike manner. The blast round shall be designed in such a manner as to minimize dilution of ore grade material and to maintain the integrity of the pit walls and safety benches. It will be Contractor's sole responsibility to clear the area of all personnel and equipment. Blasting times will be clearly posted at the entrance to the pit and Owner's personnel will be notified the morning of the blast as to the location and time. Blasts will be scheduled whenever possible to coincide with the end of the day shift.
               Contractor will be required to sound an audible 5 minute and 1 minute warning prior to all shots.

                         Blasting will be controlled; excessive
               material displacement will not be tolerated.  FLY
               ROCK WILL NOT BE TOLERATED. Contractor will use whatever means necessary to confine shot displacement and achieve desired breakage.

                         Explosive purchase, storage, handling
               and permitting will be the Contractor's sole responsibility. An area will be provided by Owner for the placement of explosive storage facilities.

                         Contractor shall clearly state the
               average powder factor to be used in calculating its base price in the Contractor's Form of Proposal.

               11.19.10  Load Ore and/or Waste

                         Contractor shall load ore and waste with
               front end loaders unless otherwise specified. Contractor will adhere strictly to Owner's specification for Ore and Waste Control (see
               Section 11.19.13) to ensure that ore dilution is minimized. Work shall include loading ore and/or waste from 10-foot and/or 20-foot benches as directed by the Owner.

               11.19.11  Haul

                         Ore and waste from the mine shall be
               hauled to areas specified in the mine plan drawings or as reasonably dictated by the Owner after consultation with Contractor. Work shall include hauling ore to the crusher or the leach pad and end dumping it on 10-foot to 20-foot lifts as dictated by the Owner. Work shall include hauling waste to the appropriate waste dumps as shown on the drawings.

               11.19.12  Pits, Roads and Dumps

                         Mining will be done in such a manner as
               to operate and maintain the various mine works/areas of activity including highwalls, safety benches, ramps, roads, pit working areas, waste dumps and topsoil stockpiles in a safe and workman like manner.

                         The pit design is summarized below and
               described in more detail in the "Illinois Creek Project, Preliminary 1995 Mine Plan" by USMX which is dated November 1995, and in the letter to the Contractor from the Owner's representative, James
               A. Sittner, which is titled, "Illinois Creek
               Project, September 20, 1995 Site Visit," which is dated September 15, 1995.

                         There are four main pits at Illinois
               Creek B namely, West Pit, Central Pit, Central Pit
               Extension, and East Pit. Each pit will be developed on 20-foot benches unless directed otherwise by Owner. Owner may elect to require
               Contractor to load ore from 10-foot benches in order to minimize dilution. Contractor shall be responsible for maintaining the pit floors free of rock and other debris. Contractor shall clear all bench toes and ensure that the bench is excavated to the design limits. Over digging benches is prohibited unless ordered by Owner. Safety benches will be developed on 40-foot to 60-foot intervals as determined by Owner. Bench face angles will be kept as steep as practicable in order to increase the width of the safety benches.
               Safety benches will vary in width from 20-feet to 30-feet when double benching and from 30-feet to 50-feet when triple benching. The overall pit slopes will vary from 45 degrees to 55 degrees depending on ground conditions. Contractor is responsible for inspecting all working areas at the mine site at the start of each shift and more often if necessary. Pit walls shall be scaled to MSHA standards. Rocks, earth and any other loose debris shall be pulled back from the pit edges to prevent loose material from falling into the pit.
               Contractor shall be responsible for all surface water dewatering necessary to keep pit working areas dry and free from snow and ice. The Owner shall be responsible for any ground water dewatering necessary to keep the ground water table below the pit limits.

                         Contractor shall be responsible for
               developing and maintaining all haul roads and mine access/service roads in the mine area which are necessary to develop the mine and maintain the proper production schedule. Roads will be constructed using normal cut and fill techniques. In the event that fill material is required to surface a road, the Contractor shall use clean, inert quartzite or dolomitic limestone borrowed specifically for this purpose from areas approved by Owner. All roads shall be developed as shown in the attached "Illinois Creek Project, Preliminary 1995 Mine Plan," or in conjunction with Owner. Normal access/service road width will be 18 feet. Two lane haul road width will be 65 feet, and one lane haul road width will be 42 feet. All mine roads shall be constructed with appropriate safety berms and turn outs as approved by Owner. Pit ramps grades shall not exceed 10 percent unless approved by Owner. Haulage road grades shall not exceed 8 percent unless approved by Owner. Contractor shall water roads as necessary to minimize dust hazards and to adhere to strict compliance with Owner's Air Quality Permit Application a copy of which is attached. Contractor acknowledges that adequate dust control during hot, dry days may require watering roads at rates over 90 gallons per minute.

                         Waste dump and topsoil stockpiles will
               be located near the mine pits and other areas of construction to minimize haulage and other Work. The locations of topsoil stockpiles will be spread over the top of the waste dumps in order to minimize reclamation costs. Waste dumps will be built in benches so that they blend into the natural topography and so that their overall slope does not exceed 3:1. Waste dumps will be graded so that rain and snow melt run off will be directed into the surface drainage system. Waste dumps will be reclaimed as soon as practicable.

               11.19.13  Ore and Waste Control

                         Ore control is critical to minimize
               dilution. Mining of ore and material adjacent to ore zones shall be performed during the day shift. The following ore control procedures will be observed in all pit mining:

                    1.   Each blasthole on a level will
                    be numbered consecutively by blast round and staked by the Contractor.

                    2.   The drill operator will
                    collect, bag and identify a continuous sample of drill cuttings from each blasthole with no subdrilling material. Stakes, bags and tags will be supplied by Contractor. Stakes shall be 3/8" x 12" lathe; bags shall be 10" x 17" olefin type; tags shall be of waterproof material.

                    3.   Owner will collect and assay all
                         samples.

                    4.   The blasthole pattern will be
                    surveyed by Owner to record each blasthole identification number, location and mining level.

                    5.   Owner will merge the blasthole
                    assay information with the survey data and prepare a detailed blasthole map.

                    6.   Owner will determine the
                    outline of the ore and waste areas for each blast round. Owner will prepare bench level plans showing all ore and waste areas to be excavated. Owner in consultation with the Contractor shall determine whether an area is to be ripped, blasted or smooth-wall blasted.

                    7.   Owner will resurvey the area
                    after blasting and flag the material.
                    Flagging will consist of 4' wood lathe with colored ribbon marking the boundary corners and wire pin flags (with colored flags) as delineating markers. The following colors will denote material types:

                              a.   Red & White - Ore,
                              b.   Yellow - Open to Ripping,
                              c.   Blue - Waste, and
                              d.   Orange - No-Dig Area.

                              Other colors may be used to
                    designate special handling of material to be mined.

                    8.   Audible signals shall be
                    employed by the Contractor to ensure the proper material destination is identified to Contractors operators and Owner's
                    Representatives.

                    9.   Weekly planning meetings will
                    be conducted with Owner's personnel and
                    Contractor's superintendent and pit operating supervisors to discuss mining rates, schedules, and plans of operations.

                    10.  Ore zone mining will be under the
                    direct control of Owner at all times.

                    11.  Some ore-waste fringe areas
                    will have a 4 hour delay for fringe sample turn around. Other working areas will be provided during these delays.

                    12.  Owner's representative and
                    Owner's ore control personnel will be allowed direct communications with Contractor's loader operators and pit supervisors to achieve Owner's ore control objectives.

                    13.  Contractor will record the
                    number of truckloads of each material
                    category by origination and destination and submit copies of the report daily to Owner.

               11.19.14  Surveying

                    Pit surveying is the sole responsibility of the Owner, with the exception of bench elevation control. Owner will perform the following as control to pit operations:

                    1.   A bench marker at each working area
                    will be established once per week.

                    2.   The corners and design toes of
                    each bench will be located as mining clears the previous bench.

                    3.   Weekly crests of active mining
                    benches will be located for Owner records.
                    Month-end crests of active mining benches will be located for volumes calculations and payments.

                    4.   Drill holes will be surveyed
                    prior to shooting the blasthole pattern.

                    5.   Dig plans will be established
                    after blasting and prior to mining the
                    blasted material.

                    Contractor will provide and maintain the following bench elevation control in the pit:

                    1.   Elevation checks as needed and no
                    less than three (3) times daily of each
                    active mining face.  On-going elevation
                    control will be the responsibility of the Contractor.

                    2.   Elevation control in the
                    active mining areas will be + 1 foot. (See penalty clauses.)

                    3.   Strict adherence to Owner's ore
                    control plan and markings. No dig areas are to be observed at all times. (See penalty clauses.)

                    4.   Survey monuments will be
                    preserved in all working areas. (See penalty clauses.)

               12.0 ATTACHMENTS

     The following drawings, specifications, and other documents identified below are incorporated herein and made part of this Section III, Contract Specifications by this reference. Contractor acknowledges receipt of each of the items listed in this Section 12.0.

          1.   Drawings

          a. USMX, INC., Figure 1-3, Rev. "A" titled, AMillsite Permit Boundary," December 28, 1995 (Scale 1" to 2000').
          b. USMX, INC., Drawing 1, Rev. "B" titled, "Mine Site General Arrangement," November 21, 1995 (Scale 1" to 300').
          c. USMX, INC., Drawing 2, Rev. "D" titled, "Regional Site Layout," November 21, 1995 (Scale 1" - 2000').
          d. USMX, INC., Drawing 3, Rev. "A" titled, "Mine Site Reclamation and Areas of Disturbance, Year 1," November 21, 1995 (Scale 1" to 300').
          e. USMX, INC., Drawing 4, Rev. "A" titled, "Mine Site Reclamation and Areas of Disturbance, Year 2," November 21, 1995 (Scale 1" to 300').
          f. USMX, INC., Drawing 5, Rev. "A" titled, "Mine Site Reclamation and Areas of Disturbance, Year 3," November 21, 1995 (Scale 1" to 300').
          g. USMX, INC., Drawing 6, Rev. "A" titled, "Mine Site Reclamation and Areas of Disturbance, Year 4," November 21, 1995 (Scale 1" to 300").
          h. USMX, INC., Drawing 7, Rev. "A" titled, "Mine Site Reclamation and Areas of Disturbance, Year 5," November 21, 1995 (Scale 1" to 300").
          i. USMX, INC., Drawing 8, Rev. "A" titled, "Mine Site Reclamation and Areas of Disturbance, Year 6," November 21, 1995 (Scale 1" to 300").
          j. USMX, INC., Drawing 1, Rev. "C" titled, "Phase 1 Leach Pad Grading Plan and Stage 1 Berm Construction," January 11, 1996 (Scale 1" - 100').
          k. USMX, INC., Drawing 2, Rev. "C" titled, "Phase 1 Finished Leach Pad Configuration," December 15, 1995 (Scale 1" to 100').
          l. USMX, INC., Drawing 3, Rev. "B" titled, "Stage 2 Berm Construction," November 21, 1995 (Scale 1" to 100').
          m. USMX, INC., Drawing 4, Rev. "C" titled, "Phase 2 Finished Leach Pad and Optional Stage 3 Berm Construction," January 11, 1996 (Scale 1" to 100').
          n.   USMX, INC., Drawing 5, Rev. "C" titled, "Heap
          Leach Facility Cross Sections," January 10, 1996 (Scale is variable).
          o.   USMX, INC., Drawing 6, Rev. "C" titled, "Heap
          Leach Liner and Leak Detection Details," January 11, 1996 (Scale is variable).
          p. USMX, INC., Drawing 7, Rev. "B" titled, "Ultimate Heap Configuration Phase 2 Pad and Optional Stage 3 Berm," November 21, 1995 (Scale 1" to 100').
          q. USMX, INC., Drawing 8, Rev. "B" titled, "Reclaimed Heap Configuration," November 21, 1995 (Scale 1" to 100').
          r. SRK, Inc., Figure 1, Rev. "A" titled, "Year 1 Illinois Creek Project," May 1995 (Scale 1" to 200'). Delivered to Bidders under separate cover on October 3, 1995.
          s. SRK, Inc., Figure 2, Rev. "A" titled, Year 2 Illinois Creek Project," May 1995 (Scale 1" to 200'). Delivered to Bidders under separate cover on October
          3, 1995.
          t. SRK, Inc., Figure 3, Rev. "A" titled, "Year 3 Illinois Creek Project," May 1995 (Scale 1" to 200"). Delivered to Bidders under separate cover on October 3, 1995.

          u. SRK, Inc., Figure 4, Rev. "A" titled, "Year 4 Illinois Creek Project," May 1995 (Scale 1" to 200'). Delivered to Bidders under separate cover on October 3, 1995.
          v. SRK, Inc., Figure 5, Rev. "A" titled, "Year 5 Illinois Creek Project," May 1995 (Scale 1" to 200'). Delivered to Bidders under separate cover on October 3, 1995.
          w. SRK, Inc., Figure 6, Rev. "A" titled, "Year 6 Illinois Creek Project," May 1995 (Scale 1" to 200'). Delivered to Bidders under separate cover on October 3, 1995.
          x. SRK, Inc., Figure 5, Rev. "A" titled, "Typical Open Pit Mine Slope Geometry Configurations," January 1995.
          y. SRK, Inc., Figure 6, Rev. "A" titled, "In-Pit Mine Haul Road Design Typical Section (50 Ton Truck)," January 1995.
          z. SRK, Inc., Figure 7, Rev. "A", titled "Typical Access Road Sections," January 1995.
          aa. SRK, Inc., Figure 8, Rev. "A" titled, "Channel Sections," November 22, 1995.

          1.   Specifications

          a.   SRK, Inc., for USMX, INC.
          titled "Illinois Creek Project Technical Specifications
          For Earthwork Construction Heap Leach Facility,"
          January 1996.

          b.   SRK Inc. for USMX, INC.
          titled "Illinois Creek Project Technical Specifications for Synthetic Liner Installation Heap Leach Facility,"
          January 1996.

          c.   USMX, INC., titled,
          "Illinois Creek Project, Mine Services and Earthworks
          Contract C-300, Section III - Contract Specification,
          Section 11.0 General Work Specifications and Methods of
          Execution," November 1995.

          1.   Documents

          a. USMX, INC., "Illinois Creek Project Schedule of Required Insurance," February 22, 1995.
          b. USMX, INC., A1994 Year End Report, Illinois Creek Project, Alaska," December 15, 1995. This document was delivered to each Bidder on September 20, 1995.
          c. Letter from Ms. Debra A. Barbee (Tanana Chiefs Conference, Inc.) to Mr. Robin Tolbert (NPMC), March 6, 1995. Attached is a copy of the "Tanana Chiefs Conference, Inc. - Human Resource Data Bank".
          d. Letter from James A. Sittner (USMX) to Bidders (D.H. Blattner & Sons, Brown & Root Civil, Cook Inlet Region, Inc. and Alaska Interstate Construction, Inc.), September 15, 1995. It is titled, "Illinois Creek Project, September 20, 1995 Site Visit".
          e. Steffen Robertson and Kirsten (U.S.), Inc., "Illinois Creek, Heap Leach Design Report", November 1995.
          f. Steffen Robertson and Kirsten (U.S.), Inc., "Illinois Creek, Stormwater Pollution Prevention Plan", November 1995.
          g. USMX, INC., "Illinois Creek Project, Preliminary 1995 Mine Plan", November 1995. It contains preliminary data pertaining to Work quantities, production schedule, equipment requirements, and design parameters. The final A1995 Mine Plan" will not be completed by the time the Bids are due. The preliminary plan consists of the following:

                    (1)  Preliminary Design Parameters;
                    (2)  Equipment Requirements;
                    (3)  Contractor Parameter, Assumptions, and
                         Requirements; and
                    (4)  Figures 1-6, Showing Illinois Creek Mine
                         Plan by Year.

          h. TRC Environmental Corporation, "Air Quality Permit Application, USMX, INC., Illinois Creek Project, Alaska," October 19, 1995.
          i. USMX, INC., "Illinois Creek Project, Project Description by Area of Activity," November 1995.
          j. Letter from Robert Falletta (USMX) to Bidders (D.H. Blattner & Sons, Brown & Root Civil, and Alaska Interstate Construction, Inc.) titled "Illinois Creek Project, Alaska Haulage Profile Data," October 3, 1995.
          k. Letter from Robert Falletta (USMX) to Bidders (Alaska Interstate Construction, Inc., Brown & Root Civil, and D.H. Blattner & Sons) titled, "Illinois Creek Project, Alaska 200 Scale Preliminary Mine Plan Maps," October 4, 1995.

ILLINOIS CREEK PROJECT


MINE SERVICES AND EARTHWORKS CONTRACT

C-300



SECTION IV





                        FORM OF PROPOSAL

TO:       USMX, INC. ("Owner")
          141 UNION BLVD., SUITE 100
          LAKEWOOD, CO   80228
          Attn:  Mr. James A. Sittner

SUBJECT:  Proposal for Illinois Creek Project - Mine Services and
Earthworks Contract C-300

The undersigned Bidder certifies that it has examined the Invitation to Bid and all attachments listed therein for the above subject Contract; that it has checked all prices shown in this Bid and understands that neither Owner will not be responsible for any errors or omissions made by the Bidder in the preparation of this Bid.

It is understood that this Bid constitutes a firm offer which cannot be withdrawn for ninety (90) calendar days after the date set for closing of Bids. It is further understood that the prices quoted herein will not be subject to any adjustment for escalation for the calendar years 1995 through 1996.

Bidder agrees that the documents included with the Bid, a copy each of which have been furnished to Bidder by Owner, are the basis of this Bid, and further agrees that if this Bid is accepted, said documents shall form part of the Contract Agreement between the Contractor and Owner.

Bidder acknowledges receipt, understanding and full consideration of the following addenda:

 ("None")

The undersigned Bidder agrees that if awarded the Contract, it will commence the Work promptly upon receipt of notice to proceed; it will perform the Work diligently and in accordance with the Contract Documents, and will fully complete the Work within the agreed time limits.

Company:                           Date Signed:

                                   By (sign):

Business Address:                       Name (print):

                                   Title:

Phone No.:

Contra. License & Classification:       Company LegalStatus:


                                (corporation,partnership, etc.)

ILLINOIS CREEK PROJECT
MINE SERVICES AND EARTHWORKS CONTRACT C-300
SECTION IV
FORM OF PROPOSAL

Table of Contents


SECTIO  TITLE                                             PAGE
N                                                         NO.
 1.0    PREAMBLE                                           4
 2.0    BID SCHEDULE                                       6
 3.0    EQUIPMENT - CHANGED OR EXTRA WORK                  7
 4.0    MATERIAL PURCHASES - CHANGED OR EXTRA WORK         8
 5.0    HOURLY RATES - CHANGED OR EXTRA WORK               9
 6.0    EQUIPMENT TO BE USED                              10
 7.0    SUBCONTRACTORS, SUPPLIERS AND LABOR               11
 8.0    SCHEDULE                                          12
 9.0    ATTACHMENTS TO PROPOSAL                           13
10.0    DESIGNATION OF REPRESENTATIVES                    14
11.0    PERFORMANCE AND PAYMENT BOND                      15
12.0    EXCEPTIONS AND QUALIFICATIONS                     16
 1.0     PREAMBLE

     1.1  The Bid Schedules in Section 2.0 of this Form of
     Proposal are made up of eight parts as follows:

               1.1.1     Mobilization/Demobilization.

               1.1.2     Earthworks Construction/Development of
                         the following:

                         Onsite infrastructure including site
                 access, transportation, and general plant site preparation;
                         Mine area including site preparation;
                         Crusher area including site
                 preparation, construction of an adequate run-of-mine stockpile area, retaining wall and work area for Contractor=s portable crushing, screening and wash plant;
                         Process modified valley fill leach
                 pad area including site preparation, all cut, structural fill, silt liner fill, drain rock, leak detection system, and synthetic liner foundation preparation;
                         Process lime kiln area including site
                 preparation;
                         Stormwater diversion system including
                 site preparation, permanent infiltration node, temporary stormwater collection ponds, diversion ditches and culverts, and other stormwater BMP=s.

               1.1.3     Contract Mining

                        Drill and sample all ore and waste;
                        Blast and/or rip ore and waste;
                        Load ore and waste from 10-foot or 20-
                        foot benches;
                        Haul ore to leach pad or crusher and
                        waste to dump;
                        Pits, roads and dumps construction and
                      maintenance;
                      Mine support;
                        Mine general and administration.

               1.1.4     Contract Crushing

                         Crush overliner material for the
                 leach pad;
                         Crush and screen dolomitic limestone
                 to produce feed for the lime kiln;
                         Crushed ore rehandle.

               1.1.5     Contract Loading of Leach Pad:

                         End dumping;
                         Pushup dumping.

               1.1.6     Contract Maintenance and Warehouse
                          Services.

               1.1.7     Indirect Contract Work.

               1.1.8     Other Contract Work.

               The Bidder must bid on all eight of these parts as the Owner has elected to award only one contract for this Work. The Bid Schedule in Section 2.0 of this Form of Proposal shall apply if Owner elects to award this Contract.

          1.2 Bidders who are qualified by experience, who have demonstrated contract mine services and earthworks construction capability, who have the appropriate supervisory staff, and who have the financial capacity are encouraged to bid on all parts of the Work as partial bids will not be considered.

          1.3 The Proposal shall include a price for each item included in the part(s) bid.

          1.4  The prices indicated by Bidder under Section 2.0,
          Bid Schedule, shall include, but shall not be limited to, all costs appropriate to the bid item including the following:

                         !    Labor,
                         !    Supervision,
                         !    Payroll Benefits,
                         !    Taxes,
                         !    Insurance,
                         !    Travel and Subsistence (if
                               required),
                         !    Construction Equipment,
                         !    Small Tools and Consumables,
                         !    Vehicles,
                         !    Materials (as specified),
                         !    Power, Water and Fuel,
                         !    Overhead, and
                         !    Profit.

          1.5 Bidder shall allow in its prices for the requirements of the Contract Documents, Site location, project schedule, working conditions, and effects of the weather. Price shall include the transportation of all equipment and material to the job Site unless otherwise stated.

          1.6 Bidder shall allow in its prices for the provision of sufficient quantities of equipment and labor for each part of the Work bid to complete all work within the Schedule. Equipment shall not be transferred from one work location to another without Owner's prior approval.

          1.7 The rates quoted under Sections 4.0, 5.0, and 6.0 of the Proposal will be used only for work outside the scope of the Contract and for which a unit or lump sum price does not exist or cannot be established. On an urgent basis these rates may be used to perform changed or extra work on a time and materials basis under the field Work Authorization procedures.

          1.8 Mobilization shall include the transportation and establishment of construction equipment, personnel, temporary facilities and all supplies to the site of the Work unless otherwise stated. Contractor shall work with Owner to minimize all mobilization costs. Owner will pay the cost of transporting Contractor=s equipment, supplies and fuel from the agreed point of departure to the mine site.

          1.9 Demobilization shall include removal of all mobilized item listed under 1.8 and final clean up of all work areas.


2.0  BID SCHEDULE
QUANTITIES BY AREA OF ACTIVITY
                                               QUANTITY    UNIT     UNIT   TOTAL
                                                                    PRICE  PRICE
                                                ()          ()        ($)   ($)
1                                                                               1
2                                                                               2
3                                                                               3
4                                                                               4
5                                                                               5
6                                                                               6
7                                                                               7
8                                                                               8
9                                                                               9
1                                                                               10
0
1                                                                               11
1
1                                                                               12
2
1                                                                               13
3
1                                                                               14
4
1                                                                               15
5
1                                                                               16
6
1                                                                               17
7
1                                                                               18
8
1                                                                               19
9
2                                                                               20
0
2                                                                               21
1
2                                                                               22
2
2                                                                               23
3
2                                                                               24
4
2                                                                               25
5
2                                                                               26
6
2                                                                               27
7
2                                                                               28
8
2                                                                               29
9
3                                                                               30
0
3                                                                               31
1
3                                                                               32
2
3                                                                               33
3
3                                                                               34
4
3                                                                               35
5
3                                                                               36
6
3                                                                               37

YR = Year   LS = Lump Sum  LF = Linear Feet     BCY = Bank Cubic Yards
MN = Month  SF = Square    AC = Acres           BNR = Bid not Requested
            Feet
DY = Day    CY = Cubic     TN = Tons            NBI = No Bid Item
            Yards

                                        (Company or Signature)

3.0  EQUIPMENT - CHANGED OR EXTRA WORK

     The Bidder shall list, on separate attachments, in the format below, equipment rates for the equipment that it proposes to use in performing the Work. Rental rates quoted shall be used for changed or extra work (if any) performed on a reimbursable basis. Equipment rental rates shall include full compensation for rental including, but not limited to, maintenance, fuel, lubricants, overhead, taxes, and profits. Operator's time shall be shown in Section 5.0 of Form of Proposal. Rental rates shall be based on one
     (10) hour shift per day, 6 days per week, unless other wise specified in Section 8.2.

     Description                Rental Rates

     Capacity, Horsepower,      Hourly  Daily    Weekly  Monthly
     etc.











                                        (Company or Signature)

4.0  MATERIAL PURCHASES

     Contractor shall be reimbursed for material purchased by written authority of the Owner for work performed outside the scope of the base contract or as directed by the Owner on the following basis.

     Cost of Material plus             % profit and overhead plus
     appropriate taxes and freight.







                                        (Company or Signature)

5.0  HOURLY RATES - CHANGED OR EXTRA WORK

     Contractor shall be reimbursed for labor hours expended on the basis of the following hourly rates. Rates shown shall include wages, benefits, taxes and insurance, small tools and comsumables, overhead, subsistence, and profit. Shift average rates shall include overtime and shift differentials costs.

     Classification   Straight Time   Over Time  Sunday/Saturday   Holiday











                                        (Company or Signature)

6.0  EQUIPMENT TO BE USED

     The Bidder shall list, on separate attachments, in the format below, for each part of the work being bid, the major equipment that it proposes to use to perform the Work. Equipment that will be used on multiple work areas shall be listed only once under the section having primary usage.

     Equipment         No.   HP   Unit Wt.    Model/Year  Capacity
     Description                                          Condition











                                        (Company or Signature)

7.0  SUBCONTRACTORS, SUPPLIERS AND LABOR

          7.1 Bidder shall indicate below all work intended to be subcontracted to others. Include any design work to subcontracted and enclose a resume for each key supervisor.










          7.2 Bidder shall indicate below all major suppliers of equipment and materials including shop fabricators.





                                        (Company or Signature)

8.0  SCHEDULE

     8.1 The Bidder shall prepare and submit a bar chart schedule.

     8.2 The Bidder plans to perform the Work on the following basis:























                                        (Company or Signature)

9.0  ATTACHMENTS TO PROPOSAL

     9.1 The Bidder shall submit the following attachments with this Proposal:

                    9.1.1     Construction staff organization
               chart for each part of the Work bid, including a brief resume for each key employee. Owner reserves the right to request replacement of any candidate offered.

                    9.1.2     Personnel deployment graph
               (coordinated with the above schedule) showing the number of persons required to complete the various categories of Work on schedule.

                    9.1.3     Resumes for representatives named
               under Section "10.0 DESIGNATION OF
               REPRESENTATIVES".















                                        (Company or Signature)

10.0 DESIGNATION OF REPRESENTATIVES

          10.1 Bidder designates the following as its principal representative who, on behalf of the Contractor, will have complete charge of the Contract:

                         Name:

                         Capacity:

          10.2 Bidder designates the following as its principal representative who, on behalf of Contractor, will have complete charge of the Work performed in the field:

                         Name:

                         Capacity:

               Bidder shall submit with the Proposal a brief resume of experience for each of the above named.









                                        (Company or Signature)

11.0 PERFORMANCE AND PAYMENT BOND

     In the event of request for a bond:

     Cost of Performance and Payment Bond
     (to be paid as an additive amount to
     the total Contract Price)

     Name of Surety (not agent):

     Address:

     Contract:                          Phone No.








                                        (Company or Signature)

12.0 EXCEPTION AND QUALIFICATIONS

     Recommended alternates, exceptions and qualifications taken by Bidder to any of the documents furnished with this Invitation, or clarifications to this Proposal shall be stated below and, if none, Bidder shall state "NONE". (If extensive, submit detailed letter.)








                                        (Company or Signature)

ILLINOIS CREEK PROJECT

MINE SERVICES AND EARTHWORKS CONTRACT

C-300


SECTION V





CONTRACT AGREEMENT

                     ILLINOIS CREEK PROJECT


          MINE SERVICES AND EARTHWORKS CONTRACT C-300

SECTION V

                       CONTRACT AGREEMENT





THIS AGREEMENT, by and between USMX, INC. of Lakewood, Colorado
(hereinafter referred to as "Owner"); and


             D.H. Blattner & Sons, Inc.
             16733 County Road #9
             Avon, MN 56310
     Phone:  (612) 356-7351
     Fax:    (612) 356-7392

(hereinafter referred to as "Contractor").

WITNESSETH:

WHEREAS, Owner is constructing an open pit gold and silver mine and related heap leach processing facilities located near
Illinois Creek, Alaska (hereinafter referred to as the "Project") and work required by this contract is a part of the Project; and

WHEREAS, Contractor has submitted its proposal to Owner for performance of certain services in connection with the Project;
and

WHEREAS, Owner has accepted the Proposal of Contractor and the parties now desire to evidence their agreement for performance of such services for the compensation specified herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.0  CONTRACT DOCUMENTS

     The Work shall be performed in accordance with the following documents, all of which together with attachments, if any, referenced therein or in this Contract Agreement are hereby incorporated as a part of the Contract, by reference, to the same extent as if they were fully set forth herein, and, all of which together with the Contract Agreement are referred to all inclusively as the "Contract".

     1.1  Invitation to Bid more fully described in Section 46 of
     Section II - General Terms and Conditions;
     1.2 Section I - Instructions and Information for Bidders included with Invitation to Bid;
     1.3  Section II - General Terms and Conditions, Rev.
     2/29/96;
     1.4  Section III - Contract Specification, Rev. 2/29/96;
     1.5 Section IV - Form of Proposal included with Invitation to Bid;
     1.6  Section V - Contract Agreement. Rev. 2/29/96;
     1.7  Contractor's Proposal, Dated
             December 27, 1995, as modified by Attachments described in Section 46 of Section II - General Terms and Conditions;
     1.8  Contract Amendments (as required);
     1.9 Drawings, specifications, and other documents referred to as "Attachments" in any of the above, provided that in the event of any conflict among the Attachments (the "Attachments"), the Attachment bearing the latest date shall prevail; and
     1.10 Notice of Award, Dated  January 19, 1996.

     The Contract Documents are intended to describe all obligations of Contractor and Owner, and the responsibilities and authority of the Owner, and are intended to be correlative and complementary. Any work required by one document and not mentioned in another shall be executed as though required by all documents. Should there be any conflict among any of the above documents and the Contract Agreement, the Sections I through V of the Contract Agreements will prevail over the other document; provided, however, that with respect to matters in Section III - Contract Specifications, the provisions of the Attachments shall prevail, and with respect to matters in Attachment A and Addendum A to Schedule II - General Terms and Conditions, Attachment A and Addendum A shall prevail.

2.0  WORK TO BE PERFORMED

     The Work covered by this Contract covers the furnishing of all supervision, labor, equipment, temporary facilities, tools, materials and supplies required to perform contact mine services and earthworks at the Illinois Creek Project site. The Contract Specification and Form of Proposal provide a detailed definition of the areas of activity included in the Scope of Work. The Work will be performed as described in Contractor's Proposal.

3.0  SCHEDULE OF WORK

     The parties hereby confirm that Contractor is prepared to begin to mobilize all manpower, material, equipment and supplies necessary to complete all the Work covered by this Contract no later than 10 working days after receiving the Notice of Award from Owner. Contractor shall not commence the Work until it has received a written notice to proceed from the Owner.

4.0  DESIGNATION OF REPRESENTATIVES

     Pursuant to Section 5.0 of Section II - General Terms and
     Conditions of the Contract the parties designate the following representatives:

               For Owner:          James A. Sittner
                                   Robert R. Monok
                                   James A. Smith
                                   Stephen Dieker

               For Contractor:     Brad Luhman
                                   Ed Colter
                                   Robert Cameron

     Owner reserves the right to request from Contractor the removal of any representative, supervisor, or general employee at any time for unacceptable behavior, non-cooperation or any other reasonable cause.

     All Contract notices and principal correspondence shall be directed to the above representative or his duly appointed alternate or replacement.

5.0  COMPENSATION TO BE PAID

     Owner in consideration of satisfactory, timely and complete performance by Contractor agrees to make payment to Contractor at the fixed prices and rates established for the Contract in the Form of Proposal.

6.0  INVOICING INSTRUCTIONS

     Invoices, together with supporting documentation developed in the field and approved by the Owner, shall be transmitted in triplicate as requested to the Owner=s representative/Owner at the Illinois Creek Mine Site. Until a field office is established invoices may be sent to the following address:

               USMX, INC.
               141 Union Boulevard, Suite 100
               Lakewood, CO  80228

               ATTN:  James A. Sittner

     A ten percent (10%) retention will be withheld by Owner from each progress payment until the work is 100% complete and accepted.

7.0  BONDING AND INSURANCE

     Contractor's attention is directed to Section 42, of the General Terms and Conditions of the Contract. Contractor shall submit all required certificates of insurance for itself and for each of its subcontractors naming Owner, USMX, INC., and any affiliates, joint ventures or partners, Northern Pacific Mining Corporation ("NPMC") and Cook Inlet Region, Inc. ("CIRI") and their respective employees, shareholders, officers, directors, agents, representatives, attorneys, successors and assigns as additional insured on each such policy.

8.0  SPECIAL TERMS OF AGREEMENT

     NONE

9.0  EFFECTIVE DATE AND CONTRACT TIME

     Effective date of this Agreement: The date on which signed by Owner.

     The Contract is effective (the Contract Time) from the aforementioned effective date for a period of six years, or until the completion of the Work specified in the Contract
     Agreement, whichever is sooner.

10.0 CONTRACT EXCLUSIVE

     This Contract embodies the entire agreement between Owner and Contractor. Contractor represents that, in entering into this Contract, it does not rely on any previous oral, written, or implied representation, inducement or understanding of any kind or nature.

11.0 NOTICES

     All notices and other required communications to the parties shall be in writing and shall be addressed respectively as follows:

          (a)  To Owner:      USMX, Inc.
                         141 Union Blvd. Suite 100
                         Lakewood, CO 80228
                         Fax :(303) 980-1363
                         Attn:  James A. Sittner

          (b)  To Contractor:      D.H. Blattner & Sons, Inc.
                         16733 County Rd. #9
                         Avon, MN 56310
                         Fax: (612) 356-7392
                         Attn:  David H. Blattner

     All notices shall be given (i) by personal delivery to the addressee or (ii) by electronic communication, with a confirmation of transmission and sent by personal delivery or registered or certified mail, return receipt requested, or (iii) registered or certified mail, return receipt requested. All notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail on the next business day after actual receipt. A party may change its address by notice to the other party.

12.0 TIME OF THE ESSENCE

     Time is of the essence for the performance by Contractor of all obligations to be performed by it pursuant to the Contract.

IN WITNESS WHEREOF, the parties execute this Contract as follows:

CONTRACTOR

Thus done and signed at

By:  (print name of signer)                  for and on behalf

of Contractor, on this    day of        , 1996.

                                     D. H. Blattner & Sons, Inc.
                                             (Company Name)


Witness                                 By:

                                        Capacity:

OWNER

Thus done and signed at Lakewood, Colorado

By:  (print name of signer)                    for and on behalf


of Owner, on this    day of        , 1996.


                                             USMX, Inc.
                                             (Company Name)


Witness                                 By:

                                        Capacity: